Exhibit 99.2

DATED 2006

THE LONDON WALL LIMITED PARTNERSHIP
acting by its General Partners
HAMMERSON LONDON WALL (GP) LIMITED
and KAJIMA CITY DEVELOPMENTS LIMITED

and

BOWNE INTERNATIONAL LIMITED

and

BOWNE & CO INC

LEASE

of part fifth floor, 1 London Wall, London

Annexures: Plans 1. Demise Plan (Plan 1)

2. Building Plan (Plan 2)

3. Fire Lift Plan (Plan 3, 4 and 5)

4. Office Entrance Plan (Plan 3, 4 and 5)

5. Reinstatement Spec (CD Rom)

Nabarro Nathanson
1 South Quay
Victoria Quays
Sheffield S2 5SY

Tel: 0114 279 4000
CONTENTS

Clause Subject matter Page

1.	DEFINITIONS

2.	INTERPRETATION

3.	GRANT AND TERM

4.	RIGHTS GRANTED

5.	RIGHTS RESERVED AND REGRANTED

6.	THIRD PARTY RIGHTS OVER THE PREMISES

7.	PAYMENT OF RENTS

Tenant’s obligation to pay rent
First payment of the Rent and the Service Charge Estimate
Rent Commencement Date
Payment of rents
No right of set-off

8.	RENT REVIEW

Definitions
Determination of the revised Rent by agreement
The Surveyor
Determination of the revised Rent by the Surveyor
Rent pending review
Legislative restrictions
Guarantors not to take part in the review
Rent review memorandum
Time not of the essence

9.	OTHER FINANCIAL MATTERS

Utilities
Common facilities
Rates and taxes
Payments relating to the Premises and other property
Landlord’s costs
VAT
Interest
Exclusion of statutory compensation

10.	INSURANCE

Landlord’s obligations relating to insurance
Tenant’s obligations relating to insurance
Suspension of rent
Option to determine following damage by an Insured Risk
Insurance monies

11.	SERVICE CHARGE

Definitions
Landlord’s obligations
Tenant’s obligations
Estimating and revising the Service Charge
General provisions

12.	STATE AND CONDITION OF THE PREMISES

Repair
Redecoration
Alterations
Signs and reletting notices

13.	USE OF THE PREMISES

The Permitted Use
Restrictions on use
Use of machinery
Fire and security precautions
Exclusion of warranty

14.	DEALINGS

General restrictions
Assignments
Offer Back to Landlord
Underlettings
Terms to be contained in any underlease
Rent review in an underlease
Further provisions relating to underleases
Provisions relating to sub-underleases
Charging
Declarations of trust and occupation
Group sharing of occupation
Registration of dealings and provision of information

15.	LEGAL REQUIREMENTS AND REGULATIONS

Legislation
Notices relating to the Premises
Planning
The Construction (Design and Management) Regulations 1994
Local authority requirements
Defective Premises Act 1972
Regulations
No additional rights

16.	LANDLORD’S COVENANT FOR QUIET ENJOYMENT

17.	LIMITS ON LANDLORD’S LIABILITY

18.	FORFEITURE

Centre of main interest of the Tenant
Landlord’s right of re-entry
Events giving rise to the Landlord’s right of re-entry

19.	NOTICES IN CONNECTION WITH THIS LEASE

20.	MISCELLANEOUS

Landlord’s rights to remedy default by the Tenant
Superior interests
Tenant to provide information
Tenant’s indemnity
Tenant’s acknowledgement
Disputes
Guarantor
Qualification of Landlord’s liability
Sale of goods after end of Term
Arbitration

21.	LAND REGISTRATION

Registration at the Land Registry
Exempt Information Document

22.	NEW OR OLD LEASE

23.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

24.	JURISDICTION

25.	TENANT’S OPTION TO DETERMINE

PARTICULARS

DATE	2006
NEW OR OLD TENANCY	The tenancy created by this Lease is a new tenancy for the
purposes of the Landlord and Tenant (Covenants) Act 1995.
LANDLORD	THE LONDON WALL LIMITED PARTNERSHIP(registered number
LP5855) whose principal place of business is at 100 Park
Lane, London W1V 4AR (acting by its general partners)
HAMMERSON LONDON WALL (GP) LIMITED (company registration
number 3561897) whose registered office is at 100 Park Lane,
London W1Y 4AR and KAJIMA CITY DEVELOPMENTS LIMITED (company registration number 3162882) whose registered office is at
Grove House, 248A Marylebone Road, London NW1 6JZ.
TENANT	BOWNE INTERNATIONAL LIMITED (registered number 3477997)
whose registered office is at 60 Queen Victoria Street,
London EC4N 4TR.
GUARANTOR	BOWNE & CO INC a corporation incorporated under the Law of
the State of Delaware and having a place of business at 345
Hudson Street, New York, New York 10014.
PREMISES	Those premises comprising part of the fifth floor, forming
part of the Building as shown edged red on Plan 1.
BUILDING	Those premises known as 1 London Wall, London as shown edged blue on Plan 2.
TERM GRANTED	15 years from and including the Term Commencement Date and
expiring on and including [
] [(subject to clause 26)].
TERM COMMENCEMENT DATE	The date hereof.
RENT	[Insert per Agreement] per annum.
RENT COMMENCEMENT DATE	[Insert rent free per Agreement].
SERVICE CHARGE	A fair proportion as determined in accordance with clause 11.
INTEREST RATE	Four per cent over Base Rate.
PERMITTED USE	High class offices, within Use Class B1(a) of the Town and
Country Planning (Use Classes) Order 1987 as at the date
that Order first came into force.
BREAK DATE	[Insert fifth and tenth Anniversaries of TCD].

LAND REGISTRY

LAND REGISTRATION ACTS 1925-2002

LEASE

County and District/London Borough	:	City of London.
Title number	:	[ ].
Property	:	[ ] Floor, 1 London Wall, London.
Date	:	2006.

PARTIES

(1)	THE LONDON WALL LIMITED PARTNERSHIP (Registered No. LP5855) whose principal place of business is at 100 Park Lane, London W1V 4AR acting by its general partners HAMMERSON LONDON WALL (GP) LIMITED (company registration number 3561897) whose registered office is at 100 Park Lane, London W1Y 4AR and KAJIMA CITY DEVELOPMENTS LIMITED (company registration number 3162882) whose registered office is at Grove House, 248A Marylebone Road, London NW1 6GZ (together referred to as the “Landlord”); and

(2)	BOWNE INTERNATIONAL LIMITED (registered number 3477997) whose registered office is at 60 Queen Victoria Street, London EC4N 4TR (the “Tenant”); and

(3)	BOWNE & CO INC a corporation incorporated under the Law of the State of Delaware and having a place of business at 345 Hudson Street, New York, New York 10014 (the “Guarantor”).

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

In this Lease the following definitions apply:

“Additional Rent”

means all sums which are expressed herein to be recoverable as rent in arrear or stated in this Lease to be due to the Landlord;

“Base Rate”

means the base rate from time to time of HSBC Bank plc, or if that rate is no longer published then the rate of interest which the Landlord acting reasonably considers to be most closely comparable to minimum lending rates generally applicable in the UK from time to time;

“Building”

means 1 London Wall, London shown for identification only edged blue on Plan 2 and comprising the property registered under title number NGL799161 and all Service Media on, over or under such land, and Service Media outside such land but exclusively serving it (excluding, in both cases, any Service Media which are not owned by the Landlord);

“Common Parts”

means the entrances, lobbies, halls, stairways, landings, corridors, lifts, refuse areas, Lift Lobbies and Toilets, internal and external fire escapes (including the Emergency Escapes and Office Entrance) other internal areas of the Building (other than the Premises or the Offices) and the pedestrian ways, forecourts, car parks, landscaped areas and other external areas of the Building or other areas used for the benefit of the Building;

“Confidential Information”

means all information of whatever nature and in whatever form (written, oral, visual or electronic and including all copies) obtained by the Landlord solely by way of its exercise of its rights in clause 5 and relating to the business, assets or undertaking of the Tenant or any group company;

“Emergency Escapes”

means the fire escapes over which a right of emergency egress is granted to the Tenant in terms of clause 4.1.1 as designated by the Landlord from time to time;

“Fire Lift”

means the fire lift serving the Premises shown on Plans 3, 4 and 5;

“Group”

means a group of companies within the meaning of section 42 of the Landlord and Tenant Act 1954;

“Guarantor”

means the third party to this Lease and any person who has entered into a guarantee or an authorised guarantee agreement pursuant to this Lease and their respective successors in title;

“Headlease”

means the Lease dated 2 May 2001 and made between (1) The Mayor and Commonalty and Citizens of the City of London (2) the Landlord and (3) Hammerson UK Properties PLC and Kajima Europe BV together with any modifications or variations thereto or any replacement or substitute Lease therefor or any lease superior thereto;

“Insurance Rent”

means:

(a)	where the Superior Landlord insures pursuant to the Headlease a fair proportion of the Insurance Rent payable in terms clause 4.3.1 of the Headlease or where the Landlord insures the Building a fair proportion of the cost to the Landlord (before any commission) of insuring the Building and all Landlords plant and equipment therein against loss or damage by the Insured Risks for its full reinstatement cost, including the costs of demolition and site clearance, temporary works, compliance with local authority requirements in connection with any works of repair or reinstatement, architects’, surveyors’ and other professional fees and other incidental expenses, and in each case with due allowance for inflation and VAT; and

(b)	a fair proportion of the cost of insuring three years loss of Principal Rent (or such longer period as the Landlord may from time to time reasonably deem necessary) and insuring against public and third party liability of the Landlord in connection with any matter relating to the Building or the occupation or use of the Building; and

(c)	the cost to the Landlord (before any commission) of insuring against loss of the Rent (having regard to the provisions for the review of the Rent and taking into account any period of insurance at paragraph (a) or (b) above in respect of loss of Rent) for a period of five years or such longer period as the Landlord reasonably considers appropriate; and

(d)	a fair proportion of the cost to the Landlord of effecting engineering insurance of all Landlord’s plant and equipment within the Building;

“Insured Risks”

means:

(a)	where the Superior Landlord insures pursuant to the Headlease the Insured Risks as defined in the Headlease; and

(b)	where the Landlord insures the Building (to the extent that any of the same are insurable in the London insurance market) fire, lightning, explosion, aircraft, earthquake, riot, civil commotion, malicious damage, storm, flood, bursting or overflowing of water tanks, apparatus or pipes, impact and such other risks as the Landlord shall from time to time require, subject to such exclusions, excesses, limitations, terms and conditions as may be usual in the insurance market for commercial premises in the City of London;

“Interest Rate”

means four per cent over the Base Rate;

“Landlord”

means the first parties to this deed and their successors in title and persons entitled to the reversion immediately expectant on the termination of this Lease;

“Landlord’s Record Information Contractor”

means a record information contractor appointed by the Landlord, who may be an individual or a firm or company or an employee of the Landlord or a company which is in the same Group as the Landlord for the purpose of clause 12.3 of this Lease;

“Landlord’s Services Equipment”

means all plant, machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not within the Premises or the Offices) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):

(a)	the whole of the sprinkler system (including sprinkler heads);

(b)	the whole of the fire detection and fire alarm systems;

(c)	the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or the other tenants or occupiers of the Building);

(d)	the whole of the chilled water system;

(e)	the whole of the building management system (including the building security system) installed by the Landlord;

(f)	the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord;

(g)	the whole of the air handling system and the electricity supply and control systems for the same;

(h)	the standby generators and associated cabling wiring and duct work,

but excluding in each case any “stand alone” systems installed by the Tenant or any other tenant or occupier of the Building;

“Landlord’s Surveyor”

means a chartered surveyor appointed by the Landlord, who may be an individual, or a firm or company of chartered surveyors, or an employee of the Landlord or a company which is in the same Group as the Landlord;

“this Lease”

means this deed as varied or supplemented by any Supplemental Document;

“Lift Lobbies”

means the area hatched black on Plan 1;

“Office Entrance”

means the entrance stairs and landings shown edged green on Plans 3, 4 and 5;

“Offices”

means the parts of the Building (other than the Premises) which are intended for letting or which are let;

“Permitted Part”

means any part of the Premises other than one which by its nature, configuration or extent shall be otherwise than a unit of occupation located in a manner that will have no adverse effect on the performance of the Building’s central building systems and be in accordance with good estate management practice and provided that at no time shall there be more than two occupiers at the Premises;

“Permitted Use”

means high class offices within Use Class B1(a) of the Town and Country Planning (Use Classes) Order 1987 as at the date that Order first came into force;

“Plan 1”, “Plan 2”, etc

means the plans annexed to this deed and marked accordingly;

“Planning Acts”

means the Town and Country Planning Act 1990, the Planning (Listed Building and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 990 and the Planning and Compensation Act 1991;

“Premises”

means part fifth floor of the Building as shown edged red on Plan 1 bounded by but excluding the glass boundary walls and glass boundary doors (if any) surrounding the Premises;

but including:

(i)	the interior plaster and other finishes of the remaining external walls (if any) of such premises (but excluding any other part of such walls);

(ii)	the inner half of the non-load-bearing internal walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

(iii)	the interior plaster and other finishes of the internal load-bearing walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

(iv)	the flooring, raised floors, floor screeds and any voids beneath them down to (but excluding) the joists, slabs or other structures supporting such flooring;

(v)	the ceiling finishes and any suspended or false ceilings and all fixings thereof and any voids between the ceiling and any suspended or false ceiling (but excluding any other part of the ceilings);

(vi)	the whole of any non-load-bearing internal walls, columns and partitions within such premises;

(vii)	the interior plaster and other finishes of internal load-bearing walls and columns within such premises (but excluding any other part of such walls and columns);

(viii)	all remaining doors and windows and door and window frames and fittings at such premises;

(ix)	Landlord’s fixtures from time to time exclusively serving such premises whose operation does not have any impact on the Building’s central building systems;

and excluding:

(x)	Service Media;

“Principal Rent”

means the rents payable under the Headlease from time to time or reasonably estimated to be payable taking account of any review of rent which may be due under the Headlease;

“Quarter Days”

means 25 March, 24 June, 29 September and 25 December in each year;

“Reinstatement Specification”

means the specification annexed hereto or in the event that materials used in the specification are not available from time to time or appropriate for use then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function;

“Related Persons”

means the Landlord’s officers, directors, employees, advisers, agents or consultants;

“Review Date”

means the fifth anniversary of the Term Commencement Date and every fifth anniversary of that date and any other date when the Rent may be reviewed under this Lease;

“Rent”

means [Insert per Agreement] pounds (£[ ]) per annum as reviewed under this Lease or any interim rent payable under the Landlord and Tenant Act 1954;

“Rent Commencement Date”

means [Insert per Agreement];

“Service Charge”

means a fair proportion of the total cost of the Landlord’s Expenses in relation to the relevant Service Charge Year (as those terms are defined in clause 11.1);

“Service Charge Balance”

means the shortfall, if any, between the Service Charge Estimate and the Service Charge;

“Service Charge Estimate”

means a fair proportion of the amount which the Landlord, or the Landlord’s Surveyor or its accountant, reasonably estimates will be the total cost of the Landlord’s Expenses in any Service Charge Year (as those terms are defined in clause 11.1);

“Service Media”

means the Landlord’s Services Equipment and all conduits and equipment used for the reception, generation, passage and/or storage of Utilities (except such telecommunications media that form part of the Tenant’s telecommunication system) and all fire alarms, smoke detectors, sprinklers, dry risers, security cameras and closed circuit television apparatus or other Landlord’s fixtures (other than those that form part of the Premises or the Offices);

“Structural Parts”

means all parts of the Building other than the Common Parts, the Offices and the Premises;

“Superior Landlord”

means The Mayor and Commonalty and Citizens of the City of London or other person or persons for the time being entitled to any estate or estates in the Premises which are reversionary (whether immediate or mediate) upon the reversion expectant on the determination of the Term;

“Supplemental Document”

means any deed, agreement, licence, memorandum or other document which is supplemental to this deed;

“Surveyor”

means an independent chartered surveyor appointed jointly by the Landlord and the Tenant or, if they do not agree on the identity of such surveyor, by the President of the Royal Institution of Chartered Surveyors (or any other officer authorised to carry out that function) on the application of either the Landlord or the Tenant in accordance with this Lease;

“Tenant”

means the second party to this deed and its successors in title;

“Term”

means a term of 15 years from and including the Term Commencement Date expiring on and including [ ] and the period of any continuation of the tenancy created by this Lease;

“Term Commencement Date”

means the date of this Lease;

“Toilets”

means the toilet facilities edged green on Plan 1;

“Utilities”

means electricity, gas, water, foul water and surface drainage, heating, ventilation and air-conditioning, smoke and fumes, signals, telecommunications, satellite and data communications and all other utilities;

“VAT”

means value added tax payable by virtue of the Value Added Tax Act 1994 (or previous legislation relating to value added tax);

“Working Day”

means any day (other than Saturday) on which banks are usually open for business in England and Wales.

2.	INTERPRETATION

2.1	In this Lease:

2.1.1	the table of contents and clause headings are for reference only and do not affect its construction;

2.1.2	the words “include” and “including” are deemed to be followed by the words “without limitation”;

2.1.3	general words introduced by the word “other” do not have a restrictive meaning by reason of being preceded by words indicating a particular class of acts, things or matters; and

2.1.4	obligations owed by or to more than one person are owed by or to them jointly and severally.

2.2	In this Lease, unless otherwise specified:

2.2.1	a reference to legislation is a reference to all legislation having effect in the United Kingdom at any time during the Term, including directives, decisions and regulations of the Council or Commission of the European Union, Acts of Parliament, orders, regulations, consents, licences, notices and bye-laws made or granted under any Act of Parliament or directive, decision or regulation of the Council or Commission of the European Union, or made or granted by a local authority or by a court of competent jurisdiction and any approved Codes of Practice issued by a statutory body;

2.2.2	a reference to particular legislation is a reference to that legislation as amended, consolidated or re-enacted from time to time and to all subordinate legislation made under it from time to time;

2.2.3	a reference to a person includes an individual, corporation, company, firm, partnership or government body or agency, whether or not legally capable of holding land;

2.2.4	a reference to a clause is a reference to a clause or sub-clause of this Lease;

2.2.5	a reference to “company” shall include any company or existing company (both as defined under section 735 of the Companies Act 1985) any body corporate or corporation (as defined under section 740 of the Companies Act 1985) and any unregistered company (to include any association) and any “company or legal person” in relation to which insolvency proceedings may be opened pursuant to article 3 of the EC Regulations on Insolvency Proceedings 2000;

2.2.6	the provisions which apply to a “company” shall apply mutatis mutandis in relation to a Partnership or Limited Partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) except where the context otherwise requires, and, where relevant, with the same modifications as referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421); and

2.2.7	the provisions which apply to a “company” shall apply mutatis mutandis in relation to a Limited Liability Partnership (as defined in the Limited Liability Partnerships Act 2000) except where the context otherwise requires and, where relevant, with the same modifications as referred to in the Limited Liability Partnership Regulations 2001 (SI 2001/1090).

2.3	In this Lease:

2.3.1	an obligation of the Tenant not to do something includes an obligation not to cause or allow that thing to be done;

2.3.2	a reference to any act or to any act or omission of the Tenant includes any act or any act or omission of any other person at the Premises or the Building with the Tenant’s express or implied authority;

2.3.3	the rights of the Landlord under any clause are without prejudice to the rights of the Landlord under any other clause or Supplemental Document or other instrument entered into in connection with this Lease;

2.3.4	the obligations of or restrictions on the Tenant or a Guarantor under any clause, Supplemental Document or other instrument entered into in connection with this Lease, are without prejudice to the obligations of or restrictions on the Tenant or Guarantor, or to the rights of the Landlord under any other clause, Supplemental Document or other instrument entered into in connection with this Lease;

2.3.5	a reference to the consent or approval of the Landlord means the prior consent in writing of the Landlord, signed by or on behalf of the Landlord;

2.3.6	where a matter in this Lease is subject to the consent or approval of the Landlord, it is also, where required, subject to the written consent of the Superior Landlord or mortgagee of the Landlord;

2.3.7	references to any adjoining property of the Landlord or adjoining property include any property adjoining or near the Building owned, leased or occupied by the Landlord from time to time;

2.3.8	references to the end of the Term are to the end of the Term whether before or at the end of the term of years granted by this Lease;

2.3.9	references to a fair proportion of any sum are to the whole or a proportion of that sum which is fair and reasonable in the circumstances as determined by the Landlord’s Surveyor, whose decision shall be final and binding and where there are different elements to that sum a different proportion for each element may be determined on this basis;

2.3.10	the perpetuity period is 80 years from the date of this deed;

2.3.11	where a sum is expressed to be payable on demand, it will become payable, unless otherwise specified, five Working Days after the demand has been made;

2.3.12	unless otherwise specified, references to the Premises and the Building include any part of the Premises or the Building; and

2.3.13	references to any rights exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall include (where appropriate) the exercise of such right by or in common with any superior landlord and all persons authorised by or claiming under the Landlord or any superior landlord and all other persons having a like right.

3.	GRANT AND TERM

At the request of the Guarantor the Landlord leases the Premises to the Tenant for the Term the Tenant paying the following sums, which are reserved as rent: the Rent, the Service Charge Estimate, the Insurance Rent, the Service Charge Balance and any VAT payable on those sums and any interest due under this Lease.

4.	RIGHTS GRANTED

4.1	The following rights are granted by the Landlord to the Tenant:

4.1.1	the right to enter and exit from the Premises over the Common Parts (excluding the Office Entrance and Emergency Escapes) provided that the Tenant shall not be entitled to use the Fire Lift to access any floor of the Building below and including the first floor but shall be entitled to take emergency egress from the Premises over the Emergency Escapes;

4.1.2	the right to have the name of the Tenant (or other permitted occupier(s)) displayed on any nameboard which may be provided by the Landlord on the Common Parts the font size, typeface and colours of the Tenant (or other permitted occupier(s)) name being approved by the Landlord;

4.1.3 4.1.4 4.1.5	the right to use the refuse areas on the Common Parts; the right to use the Lift Lobbies for access to and egress from the Premises; the right to use the Toilets;

4.1.6	the right to use the Service Media forming part of the Building as at the date of this Lease which serve, but do not form part of, the Premises;

4.1.7	the right to enter other parts of the Building in order to carry out any repairs to the Premises, but only if those repairs cannot reasonably be carried out without such entry and access cannot be obtained by other reasonable means, and subject to the Tenant complying with clause 4.3;

4.1.8	the right of support and protection from the rest of the Building to the extent existing at the date of this deed;

4.1.9	a right of necessary emergency access to and egress from the Premises over the Office Entrance.

4.2	The rights granted by clause 4.1:

4.2.1	are granted only to the extent that the Landlord has power to grant them;

4.2.2	are not granted to the Tenant exclusively (save where stated otherwise), but are to be used in common with the Landlord, any superior landlord, any other tenants and lawful occupiers of the Building, and other persons authorised by them;

4.2.3	may be interrupted or varied for the purposes of any works of maintenance, repair, alteration or the replacement of any land or building in connection with which the rights are exercised;

4.2.4	are to be exercised by the Tenant, and any authorised undertenant, in accordance with any reasonable regulations which the Landlord may make for the proper management of the Building; and

4.2.5	will last only until such time as any land or Service Media over or through which they are exercised (or any rights in connection with such land) is or are adopted or acquired by a third party for the purposes of providing the relevant facility to the general public.

4.3	The rights granted by clause 4.1.7 are granted subject to the conditions that the Tenant may, except in cases of emergency, only exercise that right:

4.3.1	during such hours as the occupier of the relevant adjoining property and the Landlord agree; and

4.3.2	after having given reasonable prior written notice to the occupier of the relevant other property and the Landlord and its building manager,

and in any event on the conditions that:

4.3.3	the right is exercised in a manner which causes as little inconvenience as reasonably practicable to the occupier of the other property; and

4.3.4	the person exercising that right shall immediately make good any damage caused to that other property and to any items belonging to the Landlord, the tenant or the occupier of the other property which are at the other property, and will indemnify the Landlord against any losses or claims resulting from the exercise of that right, and the Tenant shall ensure that the person exercising that right complies with the terms of this clause 4.3.

4.4	Nothing contained or referred to in this Lease will confer on, or grant to, the Tenant any right, easement or privilege other than those which are set out in clause 4.1 and section 62 of the Law of Property Act 1925 will not apply to this Lease.

4.5	Nothing contained or referred to in this Lease entitles the Tenant to the benefit of, or the right to enforce, or to prevent the release or modification of any agreement entered into by any other tenant or occupier of the Building or any other tenant of the Landlord.

5.	RIGHTS RESERVED AND REGRANTED

5.1	The following rights are reserved from this Lease and regranted to the Landlord by the Tenant:

5.1.1	the right to build, or carry out works, to any other part of the Building or on any adjoining property of the Landlord or to raise the height of the Building, even if such building or works lessen the access of light or air to the Premises or causes any nuisance, damage or inconvenience to the Tenant or other occupier of the Premises, provided that it does not materially affect the Tenant’s or other permitted occupiers’ use of the Premises for the Permitted Use;

5.1.2	the right to build into any of the structures bounding or forming part of the Premises;

5.1.3	the right to attach scaffolding to any part of the Premises in the exercise of any of the rights excepted and reserved by this clause 5.1;

5.1.4	the right:

(a)	to inspect, connect into, repair, cleanse, maintain and replace any Service Media in, on, under or over the Premises, but which do not form part of the Premises;

(b)	to construct Service Media within the perpetuity period in, on, over or under the Premises;

(c)	to connect into and use any Service Media which within that time form part of the Premises;

(d)	to cut into any walls, floors or ceilings at the Premises for these purposes; and

(e)	of passage and running of Service Media servicing the Building which now are in, on over or under the Premises;

5.1.5	the right to attach any equipment to the Premises in order to clean the glazing of the Building;

5.1.6	the right to attach any equipment or notices to the Premises to comply with any legislation or any requirements of the insurers of the Building;

5.1.7	the right of support and protection from the Premises for the rest of the Building;

5.1.8	the right for the occupier of any other part of the Building to enter the Premises for the same purposes and in the same circumstances as the Tenant may enter other parts of the Building;

5.1.9	the right to attach Service Media to the Premises in connection with the provision of the Services;

5.1.10	the right to enter the Premises:

(a)	to exercise any other right reserved and regranted to the Landlord by this Lease;

(b)	to view the state and condition of the Premises, to measure and undertake surveys of the Premises and to prepare schedules of condition or of dilapidations at the Premises;

(c)	to determine whether the Tenant is complying with its obligations in this Lease and to remedy any breach of those obligations;

(d)	to show prospective purchasers of any interest in the Landlord’s reversion or, in the last six months of the Term, to show prospective tenants over the Premises;

(e)	in connection with the provision of the Services;

(f)	in connection with any requirements of the insurers of the Premises;

(g)	to comply with the Headlease;

(h)	for any other reasonable purpose connected with this Lease or with the Landlord’s interest in the Premises or the Building or with the proper management of the Building;

(i)	for the purpose of repairing, maintaining, rebuilding or carrying out other works from the Premises only if such work cannot reasonably be carried out without such entry; and

(j)	to execute any works thereon which the Landlord or any superior landlord may be statutorily liable to execute to the exclusion of the Tenant notwithstanding any contract to the contrary, the person exercising such right making good all damage occasioned to the Premises by the exercise of such right.

5.2	The rights reserved and regranted by this Lease are reserved and regranted to the Landlord and any superior landlord or mortgagee, and their tenants, and may be exercised by anyone authorised by the Landlord or a superior landlord.

5.3	The person exercising any right of entry reserved and regranted by this Lease shall make good as soon as reasonably practicable any damage caused to the Premises (subject to clause 5.4) but shall not be under any obligation to make any other compensation to the Tenant or other occupier of the Premises.

5.4	The Tenant shall allow any person who has a right to enter the Premises to enter the Premises at all reasonable times, during and outside usual business hours, provided that reasonable notice has been given, which need not be written notice. In cases of emergency no notice need be given and the Landlord or another person on behalf of the Landlord may break into the Premises if entry cannot be effected in any other way. The Landlord will not be liable to make good any damage caused to the Premises in breaking into the Premises in these circumstances.

5.5	The Landlord covenants that it will use reasonable endeavours to ensure that all Related Persons will at all times keep the Confidential Information secret and confidential and not disclose it to or discuss it with anyone except as required by law or any competent authority.

6.	THIRD PARTY RIGHTS OVER THE PREMISES

6.1	There are excepted from this deed and this Lease is granted subject to:

6.1.1	the right for the Mayor and Commonalty and Citizens of the City of London whilst it is Superior Landlord to affix to and retain upon the exterior of the Building closed circuit television cameras, street lights and such traffic, street and other signs and other equipment and apparatus (including all ancillary pipes, cables, wires or other conduits) as shall be required to be affixed to the Building by the Mayor and Commonalty and Citizens of the City of London in the exercise of its functions as local authority for the area in which the Building is situated provided that such does not or would not interfere with the beneficial use and occupation of the Premises together with all associated rights of entry for the purpose of installing, repairing, cleansing, maintaining, altering and replacing the same the persons exercising this right causing as little damage as reasonably possible and making good all damage to the Premises occasioned by the exercise of such right;

6.1.2	all existing rights which belong to other property, or are enjoyed by other property over the Premises or any land or Service Media over which rights are granted by the Landlord to the Tenant by this Lease;

6.1.3	the matters contained or referred to in the matters contained or referred to in:

(a)	Post Office Deed dated 19 May 1955 made between (1) the Mayor and Commonalty and Citizens of the City of London and (2) the Right Honourable Charles Hill M.P. Her Majesty’s Postmaster General;

(b)	Transfer dated 23 December 1996 made between (1) the Mayor and Commonalty and Citizens of the City of London and (2) the Prudential Assurance Company Limited;

(c)	Conveyance of Charter Street dated 1 December 2000 made between (1) The Queen’s Most Excellent Majesty (2) The Crown Estate Commissioners and (3) The Mayor and Commonalty and Citizens of the City of London;

(d)	Deed relating to rights of light dated 12 December 2000 made between (1) Plaisterers Hall Limited and (2) Argent (Alder Castle) Limited;

(e)	Certificate of Registration of a Notice under section 2 of the Rights of Light Act 1959 dated 8 April 1991 made by the Royal London Mutual Insurance Society Limited;

(f)	Deed dated 24 May 2004 made between (1) The London Wall Limited Partnership and (2) The Mayor and Commonality and the Citizens of the City of London;

(g)	Licence dated 4 February 2002 made between (1) Pearl (Alder Castle) Limited (Licensor) and (2) The London Wall Partnership acting by its general partners Hammerson London Wall (GP) Limited and Kajima City Developments Limited;

(h)	Deed dated 13 January 2003 made between (1) Pearl (Alder Castle) Limited and (2) The London Wall Limited Partnership acting by its general partners Hammerson London Wall (GP) Limited and Kajima City Developments Limited;

(i)	Licence dated 13 January 2003 made between (1) Pearl (Alder Castle) Limited and (2) The London Wall Partnership acting by its general partners Hammerson London Wall (GP) Limited and Kajima City Developments Limited;

(j)	Licence dated 23 January 2003 made between (1) The Master or Governors and Commonalty of the Mystery of Cooks of London; (2) Clare Mary Maurice and Others, being the Trustees of St Bartholomews and the Royal London Charitable Foundation (3) The Master or Governors and Commonalty of the Mystery of Cooks of London; (4) The Wellcome Trust Limited (as trustee of the Wellcome Trust); (5) DZ Bank AG Deutsche Zentral-Genossenschaftsbank and (6) The London Wall Limited Partnership;

(k)	Licence dated 14 March 2003 made between (1) Pearl (Alder Castle) Limited and (2) The London Wall Limited Partnership acting by Hammerson London Wall (GP) Limited and Kajima City Developments Limited;

(l)	Lease of part of basement, ground, mezzanine and first floors dated 10 May 2001 registered under title number NGL800447;

(m)	Lease of the electricity Substation on the Ground Floor dated 14 May 2001 registered under title number NGL822159,

and the property and charges registers of title number NGL799161 as at the date of this Lease; and

6.1.4	all rights excepted and reserved under the Headlease.

6.2	The Tenant shall comply with the matters contained or referred to in the documents and registers referred to in clause 6.1 so far as they relate to the Premises and the rights granted by this Lease.

6.3	The Tenant shall:

6.3.1	not permit any third party to acquire any right over the Premises or to encroach upon the Premises;

6.3.2	give the Landlord immediate written notice of any attempt to do this;

6.3.3	take any steps at the Tenant’s sole cost which the Landlord may reasonably require to prevent the acquisition of any right over or encroachment on the Premises; and

6.3.4	preserve for the benefit of the Premises and the Landlord’s interest in them all existing rights which belong to the Premises and are enjoyed over adjoining or neighbouring property.

6.4	The Tenant shall not block or obstruct any window or ventilator at the Premises.

7.	PAYMENT OF RENTS

7.1	Tenant’s obligation to pay rent

The Tenant agrees with the Landlord to pay:

7.1.1	the Rent, Service Charge Estimate and any VAT payable on those sums in four equal instalments in advance on the Quarter Days;

7.1.2	the Insurance Rent and the Additional Rent on demand;

7.1.3	the Service Charge Balance, and any VAT on it, on demand whether such demand is made and received before or after the end of the Term; and

7.1.4	interest in accordance with clause 9.7.

7.2	First payment of the Rent and the Service Charge Estimate

The first instalment of the Service Charge Estimate, and any VAT due on it is to be made on the date of this Lease, and is to be a proportionate amount for the period from and including the date of this Lease until the next Quarter Day.

7.3	Rent Commencement Date

The first payment of the Rent shall be made on the Quarter Day immediately before or coincident with the Rent Commencement Date for the period from and including the Rent Commencement Date until the Quarter Day following.

7.4	Payment of rents

If required by the Landlord, the Tenant shall pay the Rent, Service Charge Estimate and any VAT on those sums, by banker’s standing order, direct debit or credit transfer to a bank and account in the United Kingdom which the Landlord has notified in writing to the Tenant.

7.5	No right of set-off

The Tenant waives any legal or equitable right of set-off, deduction, abatement or counterclaim which it may have in respect of any sums due under this Lease and agrees to make all payments of such sums in full on their due dates.

8.	RENT REVIEW

8.1	Definitions

In this clause the following definition applies:

“Open Market Rent”

means the annual rent at which the Premises could reasonably be expected to be let as a whole at the relevant Review Date in the open market:

(a)	without a fine or premium;

(b)	by a willing landlord to a willing tenant;

(c)	which would be payable after the expiry of a rent free or reduced rent period of such length or equivalent landlord’s incentive as would be negotiated in the open market between the willing landlord and the willing tenant at the relevant Review Date in respect only of fitting out works which would be carried out by the willing tenant (notwithstanding the assumption at clause 8.1(h) that the Premises are assumed to be fitted out);

(d)	under a lease of 10 years commencing on and including the relevant Review Date;

(e)	otherwise on the same terms as this Lease (except clauses 14.2.7 and 14.12) and, except as to the amount of the Rent and assuming that the rent commencement date in such lease is at such date after the relevant Review Date so as to provide for the rent free or reduced rent period referred to in clause 8.1(c) above, assuming that:

(f)	the Premises are available to be let with vacant possession;

(g)	the Premises and the Building and any land or Service Media over which any rights granted by this Lease are to be exercised are in good and substantial repair and condition and if damaged or destroyed that they have been reinstated;

(h)	the Premises have been finished to the state described in the Reinstatement Specification and are ready to receive the willing tenant’s fitting out works;

(i)	the Landlord and the Tenant have fully complied with their obligations in this Lease (except and only to the extent that the Landlord is in material and persistent breach of such obligations and has received written notification of such breach from the Tenant when no such assumption of compliance shall be made in respect of the subject matter of such breach only);

(j)	no work has been carried out on the Premises by the Tenant or any undertenant or their predecessors in title, or on any other part of the Building or any adjoining property of the Landlord before or during the Term, which would lessen the rental value of the Premises;

(k)	the Premises can, in their assumed state, be lawfully used by the willing tenant for the Permitted Use and for any other purpose to which the Landlord has, at the request of the Tenant, given its consent;

(l)	any consents or licences current or required at the relevant Review Date are available to the willing tenant; and

(m)	if the Landlord (or the relevant member of its VAT group) has elected to waive the exemption for the purposes of VAT in respect of the Premises, that the willing landlord has also so elected, but that if the Landlord (or the relevant member of its VAT group) has not so elected, the willing landlord has not so elected, but disregarding:

(n)	any occupation of the Premises and any of the Offices by the Tenant or any authorised undertenant;

(o)	any goodwill attached to the Premises by reason of the Tenant or any authorised undertenant carrying on any business at the Premises;

(p)	any improvements (including improvements which form part of the Premises at the relevant Review Date) except those detailed at paragraph (h) above carried out by the Tenant or any authorised undertenant, or their predecessors in title, before or during the Term, with the consent (if required) of the Landlord, at the cost of the relevant Tenant or authorised undertenant, and not pursuant to an obligation owed by the relevant Tenant or authorised undertenant to the Landlord or its predecessors in title; and

(q)	any legislation which imposes a restraint upon agreeing or receiving an increase in the Rent.

8.2	Determination of the revised Rent by agreement

8.2.1	The Rent will be reviewed at each Review Date, and from each Review Date the Rent will be the higher of the Rent reserved immediately before the relevant Review Date and the Open Market Rent at the relevant Review Date.

8.2.2	The Landlord and the Tenant may agree the level of the Open Market Rent at any time before the Surveyor has determined it.

8.2.3	The Landlord and the Tenant may agree that, taking into account the Open Market Rent at the relevant Review Date, the revised Rent reserved from that Review Date will be formulated in terms which provide for different amounts to be paid with effect from different dates on or after that Review Date.

8.2.4	If the Landlord and the Tenant have not agreed the Open Market Rent three months before the relevant Review Date, either may require it to be determined by a Surveyor.

8.3	The Surveyor

8.3.1	The Landlord and the Tenant may not make an application for the appointment of a Surveyor without first notifying the other.

8.3.2	The Surveyor must have at least 10 years experience in the letting and valuation of properties of a similar type and in the same region as the Premises.

8.3.3	If the Surveyor dies, or gives up the appointment, or fails to act in accordance with this clause 8, or it becomes apparent that the Surveyor is or will become unable so to act, the Landlord and the Tenant may make a further appointment of, or application for, a substitute Surveyor.

8.3.4	The Surveyor will act as an arbitrator.

8.4	Determination of the revised Rent by the Surveyor

8.4.1	The Surveyor shall be instructed to determine the Open Market Rent within two months (or longer if reasonable) of being appointed and to make a direction as to costs (including the costs of appointment).

8.4.2	The costs of appointment and fees of the Surveyor shall be paid in such proportions as the Surveyor directs, or if no such direction is made, then equally by the Landlord and the Tenant. If the Tenant has not paid any costs required to be paid under this clause within 10 Working Days of having been required to pay them, the Landlord may pay such costs which will be deemed due as additional rent and recoverable as rent in arrears.

8.4.3	The Landlord will not be liable to the Tenant for any failure of the Surveyor to determine the Open Market Rent as instructed.

8.5	Rent pending review

8.5.1	If the revised Rent has not been agreed or determined before the relevant Review Date, then the Rent shall continue to be payable at the rate payable immediately before the relevant Review Date.

8.5.2	On the Quarter Day after the revised Rent has been agreed or determined the shortfall, if any, between the Rent paid and the revised Rent for the period from the relevant Review Date until that Quarter Day will become due together with interest on that shortfall at the rate of 2% below the Interest Rate from the date or dates on which such shortfall became due.

8.6	Legislative restrictions

If there is any legislation in force at the relevant Review Date which restricts the Landlord’s right to review the Rent in accordance with this clause, or to receive any increase in the Rent following a review, then the date on which the legislation is repealed or amended to allow a review of or increase in the Rent, will be a further Review Date and the Landlord will be entitled to require a review of the Rent in accordance with this clause, except that the revised Rent will be the highest of:

8.6.1	the Open Market Rent at that further Review Date;

8.6.2	the Rent reserved immediately before that further Review Date; and

8.6.3	the Rent reserved immediately before the relevant legislative restriction became applicable to this Lease.

8.7	Guarantors not to take part in the review

A Guarantor will not have the right to take part in the review of the Rent, but will be bound by it.

8.8	Rent review memorandum

Following the agreement of the revised Rent after each rent review, the Landlord, the Tenant and any Guarantor shall sign a memorandum recording the revised level of the Rent and any agreement made pursuant to clause 8.2.3. The memorandum will be prepared by the Landlord and each party will bear its own costs.

8.9	Time not of the essence

Time will not be of the essence in relation to this clause.

9.	OTHER FINANCIAL MATTERS

9.1	Utilities

The Tenant shall pay:

9.1.1	on demand (and quarterly in advance on the Quarter Days if the Landlord so reasonably requires) to the Landlord an amount equal to (or if the Landlord so requires equal to the Landlord’s Surveyor’s reasonable estimate of) the costs incurred or reasonably expected to be incurred (as the case may be) in the quarter preceding or following (as the case may be) the date of demand by the Landlord, in connection with; and

9.1.2	otherwise to the relevant supplier,

all charges, including connection and hire charges, relating to the supply of Utilities to the Premises and will comply with all present or future requirements and recommendations of the suppliers of Utilities to the Premises of which the Tenant has received written notice. Where the Tenant has made any payments in advance to the Landlord the Landlord shall adjust any subsequent demand to give due credit for such overpayment and shall repay to the Tenant any overpayment outstanding at the determination of the Term, as soon as reasonably practicable thereafter.

9.2	Common facilities

The Tenant shall pay on demand and keep the Landlord indemnified against a fair proportion of any costs incurred or payable by the Landlord in respect of any land or Service Media outside the Building but used in connection with the Premises.

9.3	Rates and taxes

The Tenant shall pay and indemnify the Landlord against all present and future rates, taxes, charges, impositions, outgoings, duties and assessments of any nature (whether parliamentary, parochial, local or otherwise) charged on or payable in respect of the Premises whether payable by the landlord, owner, occupier or tenant of the Premises and whether of a capital or income, recurring or non-recurring nature and a fair proportion of any such liability imposed upon the Premises with other property or on the landlord, owner, occupier or tenant of the Premises and the landlord, owner, occupier or tenant of other property except any income or corporation tax imposed on the Landlord (or the Superior Landlord) in respect of:

9.3.1 9.3.2 9.3.3 9.4	the grant of this deed; or
the receipt of the rents reserved by this Lease; or
any dealing or disposition by the Landlord with its interest in the Premises.
Payments relating to the Premises and other property

Where any of the charges payable under clauses 9.1, 9.2 or 9.3 relates to other property as well as the Premises, the amount to be paid by the Tenant will be a fair proportion of the whole of the amount charged or payable.

9.5	Landlord’s costs

The Tenant shall pay to the Landlord, on demand, and on an indemnity basis, the fees, costs and expenses charged, incurred or payable by the Landlord including for the avoidance of doubt all costs payable by the Landlord to the Superior Landlord, and their respective advisors or bailiffs in connection with:

9.5.1	any steps taken in contemplation of, or in relation to, any proceedings under section 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938, including the preparation and service of all notices, and even if forfeiture is avoided (unless it is avoided by relief granted by the court);

9.5.2	preparing and serving schedules of dilapidations at any time during the Term (or after the Term in respect of dilapidations arising during the Term), and supervising any works undertaken to remedy such dilapidations;

9.5.3	recovering (or attempting to recover) any arrears of Rent or other sums due to the Landlord under this Lease, including the costs of preparing and serving any notice under section 17 of the Landlord and Tenant (Covenants) Act 1995 and any costs associated with the Landlord’s remedies of distress or execution;

9.5.4	any investigations or reports carried out to determine the nature and extent of any breach by the Tenant of its obligations in this Lease;

9.5.5	any steps taken to procure that a breach by the Tenant of its obligations under this Lease is remedied;

9.5.6	any application for a consent of the Landlord or the Superior Landlord (including the preparation of any documents) which is needed by virtue of this Lease, whether or not such consent is granted or the application withdrawn).

9.6	VAT

9.6.1	Where the Tenant is to pay the Landlord for any supply made to the Tenant by the Landlord, the Tenant shall also pay any VAT which may be payable in connection with that supply.

9.6.2	Where the Tenant is to pay the Landlord the costs of any supplies made to the Landlord, the Tenant shall also pay the Landlord any VAT payable in connection with that supply, except to the extent that the Landlord is able to obtain a credit for the VAT from HM Customs & Excise.

9.7	Interest

9.7.1	If the Rent is not paid to the Landlord on the due date or if any other sums payable under this Lease to the Landlord are not paid within five Working Days of the due date for payment the Tenant shall pay interest to the Landlord at the Interest Rate for the period from and including the due date until payment (both before and after any judgement).

9.7.2	If the Landlord refuses to accept any Rent or other sum due under this Lease, when the Tenant is, or may be, in breach of any of its obligations in this Lease so as not to prejudice the Landlord’s rights to re-enter the Premises and forfeit this Lease, the Tenant shall pay interest on such sum to the Landlord at the Interest Rate for the period from and including the date such sum became due until the date the payment is accepted by the Landlord.

9.7.3	Interest under this Lease will accrue on a daily basis, compounded with quarterly rests on the Quarter Days and will be payable immediately on demand.

9.8	Exclusion of statutory compensation

Any statutory right of the Tenant, or any undertenant, to claim compensation from the Landlord or any superior landlord on leaving the Premises is excluded to the extent that the law allows.

10.	INSURANCE

10.1	Landlord’s obligations relating to insurance

10.1.1	The Landlord shall use reasonable endeavours to procure the insurance of the Building by the Superior Landlord in terms of the Headlease or (at the Landlord’s sole option) shall insure the Building, other than any part installed by or on behalf of the Tenant or any undertenant, against the Insured Risks.

10.1.2	Any insurance taken out by the Landlord in terms of this clause 10 shall be through an agency chosen by the Landlord.

10.1.3	The Landlord shall, at the request of the Tenant, at reasonable intervals of time, and on payment by the Tenant of a reasonable fee, produce details of the terms of the current insurance policy and the fact that the policy is subsisting and in effect.

10.1.4	If the whole of the Premises or any part or the means of access over the Building to the Premises or any Service Media over which the Tenant exercises rights granted by this Lease are destroyed or damaged by an Insured Risk then except to the extent that payment of the insurance monies is validly refused in whole or in part pursuant to the terms of the policy because of the act or default of the Tenant or any permitted occupier or their respective servants agents licensees or visitors and subject to obtaining all necessary planning and other consents and to the necessary labour and materials being and remaining available:

(a)	where the Superior Landlord insures to use reasonable endeavours to procure that the Superior Landlord shall submit and diligently pursue the appropriate claim for and shall make available to the Landlord the proceeds of such insurance (other than in respect of Loss of Rent); and

(b)	the Landlord in all circumstances shall comply with the terms of clause 4.3.2.2 of the Headlease.

10.2	Tenant’s obligations relating to insurance
The Tenant shall:
10.2.1	pay the Insurance Rent in accordance with this Lease;

10.2.2	pay on demand any increase in the insurance premium for any part of the Building or any adjoining property of the Landlord or the Superior Landlord which is attributable to the use of the Premises, or anything done or omitted to be done on the Premises by the Tenant or any other occupier of the Premises;

10.2.3	pay on demand a fair proportion of the costs incurred or payable by the Landlord in connection with any valuation of the Building for insurance purposes, but not more frequently than once in every three years;

10.2.4	comply with the requirements and recommendations of the insurers relating to the Premises and the rights granted to the Tenant by this Lease;

10.2.5	not do or omit to do anything which may make any insurance of the Building or of any adjoining property of the Landlord or the Superior Landlord taken out by the Landlord or the Superior Landlord or otherwise wholly or partly void or voidable, or which would result in an increase in the premiums for such insurance;

10.2.6	give the Landlord immediate written notice of any damage to or destruction of the Premises by an Insured Risk or the happening of any event or thing which might affect any insurance policy relating to the Building;

10.2.7	pay the Landlord on demand a fair proportion of any excess required by the insurers in connection with that damage or destruction;

10.2.8	pay the Landlord on demand an amount equal to any amount which the insurers refuse to pay, following damage or destruction to any part of the Building, or any adjoining property of the Landlord because of any act or omission of the Tenant;

10.2.9	if requested by the Landlord, remove its fixtures and effects from the Premises to allow the Landlord to repair or reinstate the Premises;

10.2.10	pay the Landlord on demand the costs incurred or payable by the Landlord in connection with the preparation and settlement of any insurance claim relating to the Premises (or fair proportion of such costs in relation to the Common Parts, the Structural Parts, or the Building as a whole); and

10.2.11	not take out any insurance of the Premises against the Insured Risks in its own name other than in respect of any part of the Premises installed by or on behalf of the Tenant or any undertenant or any other occupier, and if the Tenant has the benefit of any such insurance, the Tenant shall hold all money receivable under that insurance upon trust for the Landlord.

10.3	Suspension of rent

10.3.1	If the whole of the Premises or any part which the Landlord is obliged to insure or to procure the insurance of, or the means of access over the Building to the Premises or any Service Media over which the Tenant exercises rights granted by this Lease, are damaged or destroyed by an Insured Risk so as to make the Premises or any part which the Landlord is obliged to insure or to procure the insurance of, unfit for occupation or use, the Rent (or a due proportion of it according to the nature and extent of the damage) will be suspended from the date of damage or destruction for a period of five years, or, if sooner, until the Premises, or such part, have been made fit for occupation and use, or the means of access restored or the Service Media over which the rights are exercised are repaired or restored.

10.3.2	The Rent will not be suspended to the extent that any loss of rent insurance has been made ineffective, or payment of it has been refused by the insurers because of any act or omission by the Tenant.

10.3.3	The Rent will not be suspended unless and until any arrears of Rent or other material sums due under this Lease have been paid by the Tenant in full.

10.3.4	Any dispute relating to this clause 10.3 will be referred to arbitration.

10.4	Option to determine following damage by an Insured Risk

10.4.1	If the whole, substantially the whole of the Premises or the means of access to the Premises over the Building is made unfit for occupation or use by damage or destruction caused by an Insured Risk and either:

(a)	the damage or destruction occurs during the last four years of the Term; or

(b)	the Landlord has not substantially commenced the necessary works of repair or reinstatement within two years of the date of such damage or destruction; or

(c)	within a period of four years commencing on the date of such damage or destruction the Premises have not been rebuilt or reinstated pursuant to clause 10.1.4,

then either party may terminate this Lease at any time thereafter but prior to such reinstatement pursuant to clause 10.1.4 by giving no less than six months prior written notice to the other.

10.4.2	This Lease will terminate, on the date of expiry of such notice unless reinstatement has occurred in which event such notice shall be deemed to be withdrawn and be of no validity and effect, but such termination will be without prejudice to any claim which the Landlord or the Tenant may have against the other for any earlier breach of their respective obligations in this Lease.

10.4.3	The Tenant shall remain bound by clauses 10.2.7 and 10.2.8 after such termination.

10.5	Insurance monies

All insurance monies payable will belong to the Landlord.

11.	SERVICE CHARGE

11.1	Definitions

In this clause the following definitions apply:

“Certificate”

means a statement certified by the Landlord or the Landlord’s Surveyor or its accountant, which shows the Service Charge Estimate, the Landlord’s Expenses, the Service Charge and the Service Charge Balance for the relevant Service Charge Year;

“Landlord’s Expenses”

means the costs (including any VAT charged on such costs to the extent that the Landlord is not able to obtain a credit for such VAT from HM Customs & Excise) incurred or provided for by or on behalf of the Landlord in connection with all or any of the following items:

(a)	cleaning, maintaining, decorating, lighting, treating, repairing, and where necessary due to the same being beyond economic repair, rebuilding and replacing the Common Parts;

(b)	cleaning, maintaining, treating, repairing, rebuilding and where necessary due to the same being beyond economic repair, replacing the Structural Parts;

(c)	cleaning the outside of all glazing at the Building;

(d)	providing, operating, inspecting, maintaining, repairing and where necessary due to the same being beyond economic repair, replacing Service Media (other than Service Media which form part of the Premises or the Offices or which do not belong to the Landlord);

(e)	removing any obstruction on the Common Parts;

(f)	providing, operating, inspecting, insuring and maintaining, repairing and where necessary due to the same being beyond economic repair, replacing any equipment, plant and machinery and other materials, which are used in providing the matters listed in this definition (including for the avoidance of doubt but without prejudice to the generality of the foregoing the car park stacking system if any);

(g)	fuel and Utilities used in providing the matters listed in this definition;

(h)	maintenance and other contracts entered into for the provision of the matters listed in this definition;

(i)	providing, maintaining and, when reasonably necessary, renewing signs at the Building;

(j)	operating any car park (including the provision of valet parking if the Landlord determines) for occupiers of the Building and their visitors;

(k)	providing and replacing refuse containers within the Common Parts for occupiers of the Building and arranging for the collection of refuse;

(l)	providing, maintaining and restocking floral and/or plant displays on the Common Parts;

(m)	providing, maintaining and replacing carpeting, furniture and fittings for use on the Common Parts;

(n)	providing, maintaining and, when reasonably necessary, replacing or altering such security systems for the benefit of the whole (or substantially the whole) of the Building, which the Landlord (in the interests of good estate management) reasonably considers appropriate and which may include the provision of alarms, closed circuit television, barriers and other equipment, and security guards and patrols (whether employed by the Landlord or engaged as contractors);

(o)	providing fire detection, prevention and fighting equipment, and any signs, notices or equipment required by the fire authority for the benefit of the whole Building and maintaining, repairing and, when necessary, replacing such items;

(p)	providing reception or security desks in the entrance hall and main reception of the Building and staffing it;

(q)	employing or arranging for the employment (and the termination of employment) of staff in connection with the provision of the matters listed in this definition, including the costs of insurance, pension and welfare contributions and the provision of clothing, tools and equipment and the provision of residential and other accommodation and a notional rent for that accommodation reasonably determined by the Landlord incurred in connection with such employment;

(r)	the provision of a fully equipped management office with all associated expenditure and facilities and a notional rent for that accommodation reasonably determined by the Landlord;

(s)	all present and future rates, taxes, duties and assessments of whatever nature charged on, or payable in respect of, the Common Parts, or Structural Parts or in respect of the Building as a whole;

(t)	complying with any legislation relating to the Common Parts, or the Structural Parts or the Building as a whole;

(u)	complying with or, where the Landlord reasonably considers it appropriate, contesting the requirements or proposals of the local or any other competent authority in respect of the Common Parts, or the Structural Parts or of the Building as a whole;

(v)	complying with the matters referred to in clause 6.1 in so far as they relate to the Common Parts, the Structural Parts or the Building as a whole;

(w)	abating any nuisance to the Building;

(x)	making such provisions as the Landlord reasonably considers appropriate for anticipated future expenditure including the provision and replacement of any plant, machinery, lifts or equipment used or to be used in connection with the matters listed in this definition;

(y)	leasing any item used in providing the matters listed in this definition;

(z)	commitment fees, interest and any other cost of borrowing money, where necessary, to finance the matters listed in this definition;

(aa)	obtaining any professional advice which may from time to time be required in relation to the management of the Building or the provision of the matters listed in this definition;

(bb)	the fees of managing agents retained by the Landlord for the management of the Building, the provision of the matters listed in this definition and the collection of all rents and service charges (including the Rent, the Service Charge Estimate and the Service Charge Balance) due from the Tenant and the other occupiers of the Building (or where any of those tasks is carried out by the Landlord a reasonable charge of the Landlord for that task), but not any such costs arising by reason of those rents or service charges being in arrears;

(cc)	preparing the Certificate (whether by the Landlord or the Landlord’s Surveyor or its accountants);

(dd)	any other works, services or facilities which the Landlord from time to time reasonably considers desirable for the purpose of maintaining, improving or modernising the services or facilities in or for the Building, and which are for the general benefit of all, or substantially all, of the occupiers of the Building and are in accordance with the principles of good estate management, but excluding

(ee)	any cost which the Landlord recovers under any other clause, or from any insurance taken out by the Landlord, where the Tenant is obliged to refund the Landlord the whole or any part of the premium; and

(ff)	any cost which is recovered from the insurers of the Premises or the Building;

“Service Charge Year”

means the year from and including 29 September in each year or such other date which the Landlord chooses from time to time;

“Services”

means:

(a)	cleaning, maintaining, decorating, lighting, treating and repairing the Common Parts;

(b)	cleaning the outside of the glazing of the Building;

(c)	heating and providing air-conditioning for the Building (save such areas of Common Parts as shall not have the benefit of air-conditioning) between such hours and at such times of the year as the Landlord in its discretion considers appropriate or, subject to clause 11.2.1 below as requested by the Tenant in writing;

(d)	furnishing and carpeting the Common Parts;

(e)	providing hot and cold water and other supplies in the lavatories on the Common Parts;

(f)	providing and replacing refuse containers and/or refuse compacting equipment for occupiers of the Building and arranging for the collection of refuse; and

(g)	any of the other items referred to in the definition of Landlord’s Expenses which the Landlord in its discretion, and from time to time, provides for the management or maintenance of the Building.

11.2	Landlord’s obligations

11.2.1	The Landlord shall provide the Services in a manner which the Landlord reasonably considers appropriate. Without prejudice to any other provision of this Lease, the Tenant shall pay to the Landlord with 10 Working Days of written demand the reasonable costs properly incurred by the Landlord in providing the Services detailed at paragraph (c) of the definition of Services outside the hours of 7.30am to 7pm on any day where such provision is at the Tenant’s request.

11.2.2	The Landlord will have no liability for any failure or interruption of any Service:

(a)	while the Tenant is in arrears with payment of the Rent or other sums due under this Lease;

(b)	during the proper inspection, maintenance, repair or replacement of any relevant Service Media or equipment;

(c)	resulting from a shortage of fuel, water, materials or labour;

(d)	resulting from a breakdown of any equipment used in connection with the provision of the Services; or

(e)	resulting from act or omission of any employee, contractor or agent of the Landlord,

or for any other reason beyond the reasonable control of the Landlord.

11.2.3	In the circumstances mentioned in clauses 11.2.2(b), 11.2.2(c), 11.2.2(d) and 11.2.2(e) above, the Landlord shall restore the relevant Service as soon as is reasonably practicable.

11.2.4	The Landlord shall produce the Certificate to the Tenant as soon as practicable after the end of the Service Charge Year.

11.2.5	The Landlord shall, but at the cost of the Tenant, allow the Tenant to inspect any invoices and receipts or other relevant information for the Services as long as the Tenant has given the Landlord reasonable written notice.

11.3	Tenant’s obligations

11.3.1	The Tenant shall pay the Service Charge Estimate, and any VAT on it and the Service Charge Balance, and any VAT on it as provided in clause 7.1 (Tenant’s obligation to pay rent).

11.3.2	If the date of this deed does not coincide with the beginning of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is within the Term will be reduced by the proportion which the part of that Service Charge Year which is before the beginning of the Term bears to one year, and the Service Charge Estimate for that part of that Service Charge Year will be adjusted accordingly.

11.3.3	If the end of the Term does not coincide with the end of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is within the Term will be reduced by the proportion which the part of that Service Charge Year which is after the end of the Term bears to one year.

11.3.4	It is hereby agreed that the end of the Term (for whatever reason) shall not prejudice the Landlord’s entitlement to demand nor the Tenant’s liability to pay the Service Charge Balance for the Service Charge Year then current, apportioned in accordance with clause 11.3.3.

11.4	Estimating and revising the Service Charge

11.4.1	The Landlord shall give the Tenant a statement of the Service Charge Estimate for each Service Charge Year. Until the statement has been given, the Service Charge Estimate shall be payable at the rate of the Service Charge Estimate for the previous Service Charge Year. Once the statement has been given, the remaining instalments of the Service Charge Estimate and any VAT on them will be adjusted so as to provide for payment of the whole Service Charge Estimate for that Service Charge Year to be paid during that year. At the end of the Term the Landlord must repay any overpayment as soon as reasonably practical following issue of the certificate for the Service Charge Year in which the date of expiry or termination of this Lease occurred.

11.4.2	If, during a Service Charge Year, the Landlord reasonably expects the cost of the Services to increase materially above its previous estimate of the cost of the Services for that Service Charge Year, the Landlord acting reasonably may revise its estimate of those costs and the Service Charge Estimate will be based on that revised estimate and the remaining instalments of the Service Charge Estimate adjusted so that the revised Service Charge Estimate will have been paid by the end of that Service Charge Year. The Landlord may revise the Service Charge Estimate more than once in a Service Charge Year.

11.5	General provisions

11.5.1	In the absence of manifest error or fraud, the Certificate will be conclusive as to the amount of the Service Charge.

11.5.2	The Landlord shall notify the Tenant in writing of any change in the date of the beginning of the Service Charge Year.

11.5.3	If the Service Charge for any Service Charge Year is less than the Service Charge Estimate (as and if revised), the balance will be credited against the instalments of the Service Charge Estimate due from the Tenant in the following Service Charge Year, or, at the end of the Term, set off against any sums due from the Tenant to the Landlord with any balance being repaid to the Tenant.

11.5.4	The Landlord’s Expenses for the Service Charge Year in which the beginning of the Term falls may include costs incurred by or provided for or on behalf of the Landlord before the beginning of the Term so far as they relate to Services which are to be provided during the Term. The Landlord’s Expenses in any Service Charge Year may include provisions for expenses to be made after the end of the Term so far as such provisions are reasonable having regard to the Services which are provided during the Term.

12.	STATE AND CONDITION OF THE PREMISES

12.1	Repair

12.1.1	The Tenant shall repair the Premises and keep them in good and substantial repair and condition damage by the Insured Risks excepted unless and to the extent that the insurance effected by the Landlord is vitiated forfeited or avoided or the insurance money is irrecoverable in consequence of any act or default of the Tenant, any sub-tenant or other occupier or their respective employees, servants, agents, contractors or those for whom they are responsible.

12.1.2	The Tenant shall carry out all works and treatments to the Premises as are necessary for the proper repair and maintenance of the Premises and to ensure the health and safety of people working at or visiting the Premises.

12.1.3	The Tenant shall regularly clean the inside of all glazing at the Premises and the Landlord’s fixtures comprising part of the Premises.

12.2	Redecoration

12.2.1	The Tenant shall redecorate the Premises every five years and in the last six months of the Term, in colours and materials approved by the Landlord.

12.2.2	All redecoration is to be carried out to a high standard and in accordance with good modern practice and to the reasonable satisfaction of the Landlord.

12.3	Alterations

12.3.1	The Tenant shall not:

(a)	construct any new building or structure or install any additional Service Media on the Premises;

(b)	make any structural alterations or additions to the Premises; or

(c)	make any alterations or additions to the outside parts or exterior of the Premises or other parts visible from the exterior thereof, including any alterations to their appearance.

12.3.2	The Tenant shall not without the consent of the Landlord, such consent not to be unreasonably withheld or delayed but which may be granted (without prejudice to the generality of the foregoing) subject to a condition requiring the appointment by the Tenant of the Landlord’s Record Information Contractor for the purposes of the preparation of all necessary documentation, drawings, plans, specifications and information in connection with any alterations or additions permitted under this clause 12.3 such appointment to be on terms approved by the Landlord acting reasonably:

(a)	make any alterations to the Service Media which form part of the Premises; or

(b)	make any internal, non-structural alterations or additions to the Premises,

provided that the Tenant may relocate or install or remove internal demountable partitioning, floorboxes and light switches without consent provided that this does not adversely affect the operation and running of the mechanical, electrical or other installations of the Building and that fully detailed plans are provided to the Landlord in quadruplicate within one month of commencement of such works.

12.3.3	On any application for consent to make alterations or additions the Tenant shall give the Landlord four copies of all consents (except Landlord and Superior Landlord consent) required for such alterations or additions and a specification and detailed drawings identifying the proposed works, and any further copies required by the Superior Landlord.

12.3.4

(a)	The Tenant shall, at the end of the Term, remove any alterations or additions made to the Premises (and make good any damage caused by that removal to the reasonable satisfaction of the Landlord) and shall reinstate the Premises to their original layout and condition as evidenced by the Reinstatement Specification.

(b)	The Tenant shall at the option of the Landlord make a payment to the Landlord of a sum representing the cost of complying with clause 12.3.4(a) plus any loss of the rent for the period of reinstatement and making good from the end of the Term provided that the Landlord shall use reasonable endeavours to minimise this period so far as reasonably practicable.

12.3.5	In relation to any alterations or additions which comprise the connection or interface with the electronic elements of the fire protection system, the building management system, the risers and other systems serving the Building or which affect the structure of the Building the Tenant shall either:

(a)	retain the contractor or member of the Landlord’s professional team who prepared such structural mechanical or electrical engineering systems provided that such persons shall agree to provide their services to the Tenant at reasonable rates and terms; or

(b)	reimburse within 10 Working Days of written demand to the Landlord the reasonable costs properly incurred by such persons in reviewing and approving the details of such elements of the alterations or additions submitted by the Tenant to the Landlord.

12.4	Signs and reletting notices

12.4.1	The Tenant shall not display any placards, advertisements, signs or notices (whether illuminated or not) at the Premises which can be seen from outside the Premises, except one sign at the entrance to the Premises giving the name and business of the Tenant (or other authorised occupier), the size, style and position of which have been approved by the Landlord.

12.4.2	At the end of the Term the Tenant shall remove any signs at the Premises and will make good any damage caused by that removal to the reasonable satisfaction of the Landlord.

12.4.3	The Tenant shall permit the Landlord to place a sign on the Premises (and shall not object to any sign placed on the exterior of the Building):

(a)	during the last 12 months of the Term for the reletting of the Premises; and

(b)	at any time advertising the sale of the Landlord’s interest (or any superior interest) in the Premises or the Building,

as long as such signs do not unreasonably restrict the access of light or air to the Premises.

13.	USE OF THE PREMISES

13.1	The Permitted Use
13.2	The Tenant shall not use the Premises except for the Permitted Use. Restrictions on use

The Tenant shall not:

13.2.1	leave the Premises unoccupied for a period of more than one month without first notifying the Landlord in writing, nor for more than three months without the consent of the Landlord, but the Tenant will not by virtue of this clause be required to trade from the Premises;

13.2.2	do anything on the Premises which is illegal or immoral nor use the Premises for any political or religious meeting nor permit any music, public address system or other broadcast of sound from the Premises to be audible outside the Premises;

13.2.3	do anything on the Premises which would cause a nuisance or inconvenience or any damage or disturbance to the Landlord or any of the other occupiers of the Building or any owner or occupier of any adjoining property;

13.2.4 13.2.5 13.2.6	obstruct any pavement, footpath or roadway adjoining or serving the Building;
carry out any noisy, noxious, dangerous or offensive acts at the Premises;
store dangerous or inflammable materials at the Premises, unless they are:

(a)	of a type usually kept by persons carrying on the same business as the Tenant (or other occupier) or necessary for the operation of any plant or machinery;

(b)	kept in reasonable quantities; and

(c)	stored safely and in accordance with any requirements or recommendations of the insurers of the Premises;

13.2.7	allow waste to accumulate at the Premises and shall not deposit any waste other than paper waste within the refuse containers at the Building and not to burn any refuse or rubbish on the Premises;

13.2.8	allow any material which is noxious, deleterious, polluting or dangerous (to persons or property) to enter any Service Media or any adjoining property and in the event of so doing to make good such damage to the reasonable satisfaction of the Landlord and any superior landlord;

13.2.9 13.2.10 13.3	overload or obstruct any Service Media which serve the Premises; nor allow the discharge of offensive fumes from the Premises. Use of machinery

The Tenant shall not use any machinery on the Premises in a manner which causes or may cause:

13.3.1	any damage to the fabric of the Building or any strain on the structure of the Building beyond that which it is designed to bear; or

13.3.2	any undue noise, vibration or other inconvenience to the Landlord or other occupiers of the Building or of any adjoining property.

13.4	Fire and security precautions

The Tenant shall comply with the requirements and recommendations of the fire authority and with any reasonable requirements of the Landlord relating to fire prevention and the provision of fire fighting equipment at the Premises and the reasonable requirements of the Landlord in relation to the security of the Building.

13.5	Exclusion of warranty

The Landlord does not warrant or represent that the Premises may be used for the Permitted Use or for any other purpose.

14.	DEALINGS

14.1	General restrictions

The Tenant shall not charge part with nor agree to part with possession of the whole or part of the Premises or this Lease, nor allow any other person to occupy the whole or any part of the Premises, except as permitted by the remainder of this clause 14.

14.2	Assignments

14.2.1	In this clause “Assignee” means the proposed assignee and “Assignment” means the proposed assignment.

14.2.2	The Tenant shall not assign the whole of this Lease nor agree to do so without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

14.2.3	The Tenant shall not assign any part (as distinct from the whole) of this Lease.

14.2.4	The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, the Landlord may refuse its consent to an assignment in any of the following circumstances:

(a)	if the Tenant has not paid all Rent and other material sums due under this Lease;

(b)	if the reasonable opinion of the Landlord has determined that the Assignee is not of sufficient financial standing to pay the Rent and other sums payable under this Lease and to comply with the tenant’s obligations in this Lease;

(c)	if, where the obligations of the Tenant have been guaranteed by a member of the same Group as the Tenant, the Assignee is another member of that Group;

(d)	if the Assignee (being a company) is not incorporated within the UK, unless its proposed guarantor (and if more than one then all of them) (being a company) is (or are) incorporated within the UK;

(e)	unless the Guarantor enters into a deed, no later than the date of the instrument of the proposed assignment, which deed is to provide for a guarantee of all of the obligations of the Tenant contained in any authorised guarantee agreement entered into pursuant to clause 14.2.5(a) below.

14.2.5	The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, the Landlord may give its consent to an assignment subject to all or any of the following conditions:

(a)	that the Tenant enters into an authorised guarantee agreement no later than the date of the instrument of the Assignment, which agreement is to be by deed, is to provide for a guarantee of all the obligations of the Assignee under this Lease from the date of the instrument of the Assignment until the Assignee is released by virtue of the Landlord and Tenant (Covenants) Act 1995, and which provides for all the matters permitted by section 16(5) of that Act and which is otherwise in accordance with section 16 of that Act and in a form reasonably required by the Landlord;

(b)	that where reasonably required by the Landlord the Assignee shall procure a guarantor or guarantors, which if a company is to be incorporated within the UK, acceptable to the Landlord, to enter into a full guarantee and indemnity of the Assignee’s obligations under this Lease, such guarantee and indemnity to be by deed and to be in the form reasonably required by the Landlord;

(c)	if the Assignee is a member of the same Group as the Tenant then unless the Assignee is of at least equal covenant strength to the Tenant, the Assignee shall procure a guarantor or guarantors from another member of the same Group which is of at least equal covenant strength to the Tenant such guarantor satisfying the provisions in clause 14.2.5(b).

(d)	that, if at any time before the Assignment the circumstances set out in clause 14.2.4 apply, the Landlord may revoke its consent to the Assignment by written notice to the Tenant; and

(e)	that the Assignment is completed within two months of the consent.

14.2.6	Clauses 14.2.4 and 14.2.5 do not limit the right of the Landlord to refuse consent to an assignment on any other reasonable ground or to impose any other reasonable condition to its consent.

14.2.7	Offer Back to Landlord

(a)	If the Tenant at any time desires to assign the whole of the Premises the Tenant shall first by an irrevocable unconditional written notice (the “Tenant’s Offer Notice”) served upon the Landlord offer to surrender or assign this Lease in whole to the Landlord such offer to be upon such financial terms and conditions as the Tenant may desire.

(b)	If the Landlord wishes to accept such surrender or assignment it shall within 28 Working Days of receipt of the Tenant’s Offer Notice serve a counter-notice (the “Landlord Counter-Notice”) upon the Tenant stating this.

(c)	If the Landlord serves a Landlord Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord’s option) the Premises to the Landlord (or as the Landlord may direct) within three months of receipt of the Landlord Counter-Notice either with vacant possession or subject only to permitted underlettings and the Tenant’s liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant.

(d)	If the Landlord does not serve a Landlord Counter-Notice then the Tenant may only complete its assignment on terms greater than 90 per cent in value of the terms and conditions stipulated in the Tenant’s Offer Notice within six months from the date of the Tenant’s Offer Notice and thereafter if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 14.2.7.

14.3	Underlettings

14.3.1	The Tenant shall not underlet or agree to underlet any part of the Premises (as distinct from the whole) except by an underlease of a Permitted Part in accordance with clause 14.3.2.

14.3.2	The Tenant shall not underlet the whole of the Premises or a Permitted Part, except in accordance with the remainder of this clause 14.3 and with clause 14.4 (Terms to be contained in any underlease) and then only with the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

14.3.3	The Tenant shall not underlet the whole of the Premises or a Permitted Part without first obtaining from the undertenant a covenant by the undertenant with the Landlord to comply (except, in the case of an underletting of a Permitted Part, in so far as inapplicable to the Permitted Part) with the terms of this Lease on the part of the tenant, other than as to the payment of any Rent or other sums reserved as rent by this Lease, and to comply with the obligations on the undertenant in the underlease throughout the term of the underlease and (where applicable) any continuation of the tenancy created by the underlease or until the undertenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner.

14.3.4	Any underlease of the whole of the Premises or of a Permitted Part shall be granted:

(a)	at a rent which is not less than the then open market rental value of the whole of the Premises or the Permitted Part (as the case may be);

(b)	without a fine or premium; and

(c)	with the underlease rent payable not more than one quarter in advance.

14.3.5	The Tenant shall not grant any underlease of the whole or a Permitted Part without first following the procedure required by the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 so as to exclude sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 from the tenancy to be created by the underlease. The Tenant shall supply the Landlord with satisfactory evidence of the form of exclusion (including copies of the relevant notices, acknowledgements and declarations by any undertenant and guarantor of any undertenant) with the form of underlease, certified by solicitors as a true copies of the originals for this purpose.

14.4	Terms to be contained in any underlease

Any underlease shall contain the following terms:

14.4.1	an agreement excluding sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 from the tenancy created by the underlease;

14.4.2	(where the term of the underlease exceeds five years) a provision for the review of the rent in the same terms (except for review dates) and including a five yearly review pattern as the review of the Rent in this Lease;

14.4.3	a provision for re-entry in the same terms as clause 18 (Forfeiture);

14.4.4	an obligation on the undertenant not to deal with or dispose of its interest in the underlease, charge or part with possession of the whole or part of that interest or permit any other person to occupy the Premises or the Permitted Part (as the case may be) except as permitted by clause 14.10 (Group sharing of occupation) and except, in the case of an underlease of the whole of the Premises, by way of:

(a)	an assignment of the whole of its interest in the Premises;

(b)	a charge of the whole of its interest in the Premises; or

(c)	a sub-underlease of the whole of the Premises or a Permitted Part,

or except in the case of an underlease of a Permitted Part by way of:

(d)	an assignment of the whole of its interest in the Permitted Part; or

(e)	a sub-underlease of the Permitted Part,

which may, in any event, only be made with the Landlord’s consent , such consent not to be unreasonably withheld or delayed;

14.4.5	agreements between the Tenant and the undertenant in the same terms as clauses 14.2.4 and 14.2.5;

14.4.6	an agreement between the Tenant and the undertenant expressed to be for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 that the Tenant may give its consent to an assignment of the underlease subject to a condition that the proposed assignee of the underlease enters into a covenant with the Landlord to comply (except, in the case of an underletting of a Permitted Part, in so far as inapplicable to the Permitted Part) with the terms of this Lease on the part of the tenant, other than as to the payment of any Rent or other sums reserved as rent by this Lease, and to comply with the obligations on the undertenant in the underlease, from the date the instrument of the assignment of the underlease is completed throughout the term of the underlease and (where applicable) any continuation of the tenancy created by the underlease or until the assignee of the underlease is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner;

14.4.7	an acknowledgement in the terms of clause 14.2.6;

14.4.8	a provision that any document to be entered into by an assignee of the undertenant in fulfilment of a condition of consent to the assignment shall be in a form reasonably required by the Landlord; and

14.4.9	provisions in the same form as clauses 14.3.3, 14.3.4 and 14.3.5 but relating to the undertenant in place of the Tenant, the sub-undertenant in place of the undertenant and the grant of a sub-underlease in place of the grant of an underlease; and

14.4.10	an agreement between the Tenant and the undertenant that where the review of rent in the underlease is referred to a third party for determination, the Tenant will be allowed to make representations and counter-representations to that third party on behalf of the Landlord as to the reviewed rent to be payable under the underlease;

14.5	and shall otherwise be consistent with the terms of this Lease. Rent review in an underlease

14.5.1	The Tenant shall procure that the rent in any underlease is reviewed in accordance with the terms of the underlease.

14.5.2	The Tenant shall not agree the level of any reviewed rent with an undertenant without the consent of the Landlord, such consent not to be unreasonably withheld.

14.5.3	If the rent review in an underlease is referred to a third party for determination, the Tenant shall:

(a)	ensure that the decision as to whether that third party is to act as arbitrator or expert is made with the Landlord’s consent;

(b)	ensure that the Landlord is given a reasonable opportunity to supply evidence to the Tenant to enable the Tenant to make representations and counter-representations and the Tenant shall make such representations and counter-representations on behalf of the Landlord and that any representations and counter-representations made by the Tenant or undertenant are immediately copied to the Landlord; and

(c)	keep the Landlord informed as to the progress of that third party determination.

14.6	Further provisions relating to underleases

14.6.1	The Tenant shall enforce the obligations of the undertenant in any underlease.

14.6.2	Where the Tenant has the right to refuse consent to an assignment of an undertenant’s interest in the Premises or a Permitted Part it shall exercise that right and where the Tenant has the right to grant such consent subject to conditions, the Tenant shall impose those conditions unless the Landlord consents to a waiver of that right in respect of one or more of those conditions such consent (except consent to waive the right to require an authorised guarantee agreement in accordance with the underlease) not to be unreasonably withheld.

14.6.3	The Tenant shall not vary the terms of, nor, without the consent of the Landlord, such consent not to be unreasonably withheld, accept or agree to accept a surrender of, or forfeit any underlease.

14.7	Provisions relating to sub-underleases

The Tenant shall procure that any sub-underlease, whether of the whole of the Premises or of a Permitted Part, contains terms:

14.7.1	in relation to the sub-underlease and the undertenant and sub-undertenant equivalent to the terms set out or referred to in clauses 14.4 (other than clauses 14.4.4 and 14.4.9), 14.5 and 14.6;

14.7.2	prohibiting the sub-undertenant from dealing with or disposing of its interest in the sub-underlease or parting with possession of the whole or any part of that interest or permitting any other person to occupy the Premises or the Permitted Part (as the case may be) except as provided by clause 14.10 and except, with the consent of the Landlord (such consent not to be unreasonably withheld or delayed), in the case of a sub-underlease of the whole of the Premises by way of:

(a)	an assignment of the whole of its interest in the Premises; or

(b)	a charge of the whole of its interest in the Premises,

or in the case of a sub-underlease of a Permitted Part by way of an assignment of the whole of its interest in the Permitted Part,

14.8	and is otherwise consistent with the terms of this Lease. Charging

The Tenant shall not charge or agree to charge any part of the Premises (as distinct from the whole).

14.9	Declarations of trust and occupation

The Tenant shall not execute any declaration of trust of the whole or any part of its interest in the Premises or this Lease.

14.10	Group sharing of occupation

If the Tenant is a company, it may share occupation of the Premises with one or more other companies which are in the same Group as the Tenant on the following conditions:

14.10.1	the Tenant promptly notifies the Landlord in writing of the beginning and the end of the arrangement;

14.10.2	no relationship of landlord and tenant is created by the arrangement; and

14.10.3	the other companies vacate the Premises immediately if any of them ceases to be a member of the same Group as the Tenant.

14.11	Registration of dealings and provision of information

14.11.1	Within 10 working days of any dealing with, or devolution of, the Premises or this Lease or of any interest created out of them or it, the Tenant shall:

(a)	notify the Landlord in writing of that dealing or devolution;

(b)	give the Landlord three copies of any document effecting or evidencing the dealing or devolution and the copies will each be certified by solicitors as a true copy of the original; and

(c)	pay the Landlord and any superior landlords a reasonable registration fee in each case being not less than thirty pounds (£30).

14.11.2	Registration of any dealing with or devolution of the Premises or this Lease or any interest created out of it or them will not imply that the Landlord has considered or approved the terms of that dealing or devolution.

14.11.3	The Tenant shall give the Landlord written details of persons occupying the Premises and the basis upon which they occupy on request by the Landlord.

15.	LEGAL REQUIREMENTS AND REGULATIONS

15.1	Legislation

The Tenant shall:

15.1.1	comply with all legislation affecting the Premises, their use and occupation, and the health and safety of persons working at or visiting the Premises, whether the legislation requires the owner, landlord, tenant or occupier to comply;

15.1.2	carry out any works to the Premises which are required by legislation;

15.1.3	obtain all licences and consents which are required under any legislation to use the Premises or carry out any works or other activity at the Premises;

15.1.4	at the end of the Term pay the Landlord a fair proportion of any compensation which the Tenant has received or which is receivable by the Tenant because of any restriction placed on the use of the Premises under any legislation;

15.1.5	not do or omit to do anything at the Premises which would result in:

(a)	any other property owned or occupied by the Landlord (including any other part of the Building) failing to comply with any legislation; or

(b)	the Landlord or any superior landlord incurring any cost, penalty or liability under any legislation.

15.2	Notices relating to the Premises

The Tenant shall:

15.2.1	give the Landlord two certified true copies of any notice received by the Tenant, relating to or concerning the Premises or the Building or any occupier of them, or to the Landlord’s interest in them, within five Working Days of having received it (or immediately if there are shorter time limits in the notice);

15.2.2	where a notice requires compliance by the owner or occupier of the Premises, but subject to clauses 15.2.3 and 15.2.4, comply without delay with the terms of any such notice in a manner approved by the Landlord but the Landlord’s approval of any particular manner will not imply that the Tenant has discharged its obligation to comply with the terms of the notice;

15.2.3	at its own cost, make, or join the Landlord in making, any objection or appeal against such notice, which the Landlord may reasonably require;

15.2.4	not give any notice or counter-notice under the Party Wall etc. Act 1996 without the consent of the Landlord.

15.3	Planning

15.3.1	The Tenant shall comply with the Planning Acts.

15.3.2	The Tenant shall pay any charge imposed under the Planning Acts in respect of the use of the Premises, or any works carried out at the Premises.

15.3.3	The Tenant shall not apply for planning permission or make any other application under the Planning Acts nor implement any planning permission affecting the Premises without the consent of the Landlord.

15.4	The Construction (Design and Management) Regulations 1994

15.4.1	In this clause “Regulations” means the Construction (Design and Management) Regulations 1994 and “File” means the Health and Safety file for the Premises and works carried out to them, required by the Regulations.

15.4.2	In respect of any works carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises (including any works of reinstatement which may be carried out after the end of the Term) to which the Regulations apply, the Tenant shall:

(a)	comply in all respects with the Regulations and procure that any person involved in carrying out such works complies with the Regulations; and

(b)	act as the only client in respect of those works and where required by the Landlord serve a declaration to that effect on the Health and Safety Executive pursuant to regulation 4 of the Regulations and give a copy of it to the Landlord.

15.4.3	The Tenant shall:

(a)	maintain and make the File available to the Landlord for inspection at all time;

(b)	on request provide copies of the whole or any part of the File to the Landlord; and

(c)	hand the File to the Landlord at the end of the Term.

15.4.4	The Tenant shall obtain copyright licences which are needed for the Tenant to comply lawfully with this clause 15.4 and such licences shall:

(a)	be granted with a full title guarantee;

(b)	allow the Landlord and any superior landlord and anyone deriving title through or under them to take further copies of such documents;

(c)	be obtained without cost to any such person;

(d)	allow any such person to grant sub-licences on similar terms; and

(e)	be irrevocable.

15.5	Local authority requirements

The Tenant shall comply with all local authority requirements and recommendations relating to the loading and unloading of goods at the Building and the collection of refuse from the Premises.

15.6	Defective Premises Act 1972

15.6.1	The Tenant shall give the Landlord immediate written notice of any defect in the Structural Parts or Common Parts adjoining the Premises of which the Tenant becomes aware and of any defect in the Premises which, in either case, may make the Landlord or any superior landlord liable to do, or not to do, any act to comply with the duty of care imposed by the Defective Premises Act 1972.

15.6.2	The Tenant shall display any notices at the Premises needed to enable the Landlord or any superior landlord to comply with the Defective Premises Act 1972.

15.7	Regulations

The Tenant shall comply with all regulations which may reasonably be made by the Landlord from time to time to ensure the health and safety of persons at the Building and generally for the property management of the Building.

15.8	No additional rights

The Landlord will not be obliged to grant any additional rights to the Tenant or waive any of the Landlord’s rights under this Lease in connection with the obligations of the Tenant in this clause 15.

16.	LANDLORD’S COVENANT FOR QUIET ENJOYMENT

The Landlord agrees with the Tenant that, for so long as the Tenant complies with the terms of this Lease, the Tenant may hold and use the Premises during the Term without any interruption (except as authorised by this Lease) by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

17.	LIMITS ON LANDLORD’S LIABILITY

17.1	In this clause “Interest” means the whole of the interest in the reversion immediately expectant on the end of the Term.

17.2	The obligations on the Landlord contained or implied in this Lease, to the extent that they relate to any time after a person has parted with its Interest, will not be binding on or enforceable against a person after that person has parted with its Interest.

17.3	To the extent that a person retains any liability for such obligations after having parted with its Interest, the Tenant agrees to release that person from such liability within four weeks of being notified in writing that such person has parted with its Interest and the release will have effect from the date of the disposal of the Interest.

17.4	If the Landlord makes a request under section 6 or 7 of the Landlord and Tenant (Covenants) Act 1995 (Release from covenants on assignment of the reversion), the Tenant agrees not to unreasonably withhold or delay the release requested.

18.	FORFEITURE

18.1	Centre of main interest of the Tenant

Where the Tenant’s “centre of main interest” (within the meaning of that term as ascribed to it in the EC Regulation on Insolvency Proceedings 2000 (No. 1346/2000 of 29 May 2000)) as at the date the Tenant became vest in this Lease is England, the Tenant shall not change its “centre of main interest” from England intentionally or otherwise and whether or not by reason of its own actions or omissions or by the actions or omissions of others.

18.2	Landlord’s right of re-entry

If any event set out in clause 18.3 occurs, the Landlord may forfeit this Lease and re-enter the Premises. The Term will then end, but without prejudice to any claim which the Landlord may have against the Tenant or a Guarantor for any failure to comply with the terms of this Lease.

18.3	Events giving rise to the Landlord’s right of re-entry

18.3.1	The Rent of any sum payable under this Lease has not been paid 15 Working Days after it became due, whether formally demanded or not.

18.3.2	The Tenant or any Guarantor has failed to comply with the terms of this Lease.

18.3.3	The Tenant or any Guarantor (except Bowne & Co Inc) changes intentionally or otherwise, and whether or not by reason of its own actions or omissions or by the actions or omissions of others, its “centre of main interest” from England contrary to clause 18.1 of this Lease or otherwise.

18.3.4	The Tenant or any Guarantor, if an individual (or if more than one individual then any one of them):

(a)	is the subject of a bankruptcy petition or an interim receiver is appointed of his property or a bankruptcy order is made against him;

(b)	is the subject of an application for an interim order under part VIII of the Insolvency Act 1986 (as amended);

(c)	enters into any composition, scheme, compromise, moratorium or other similar arrangement with its creditors or any of them, whether or not under the Insolvency Act 1986 (as amended);

(d)	suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver manager, or similar officer appointed over or in relation to the whole of the undertaking, property, revenue or assets, or any part thereof, or any person holding security over all or any of its undertaking, property, revenue or assets takes possession of them or any part of them; or

(e)	is or becomes subject to, takes or has taken against it or in relation to it, or any or all of its assets, any equivalent, analogous, corresponding or similar finding, steps, process or proceeding as in clauses 18.3.4 (a) to (d) inclusive in any other jurisdiction, whether or not any finding, step, process or proceeding has been taken against or in relation to it, or any or all of its assets in England and Wales.

18.3.5	In relation to a Tenant or any Guarantor which is a company (or if more than one company then any one of them):

(a)	it has in respect of a moratorium come into force under s.1(A) and schedule A1 of the Insolvency Act 1986 (as amended) or its directors resolve to make a proposal for a voluntary arrangement under the Insolvency Act 1986 (as amended) or it has meetings convened for the approval of a voluntary arrangement under the Insolvency Act 1986 (as amended) or a proposal for a voluntary arrangement is made under the Insolvency Act 1986 (as amended) or a voluntary arrangement under the Insolvency Act 1986 (as amended) is approved;

(b)	it or its directors resolve to appoint an administrator of it or to apply to court for an administration order in respect of it or an application for an administration order in respect of it is made or any step pursuant to Schedule B1 to the Insolvency Act 1986 (as amended) and/or the Insolvency Rules 1986 (as amended) is taken to appoint an administrator to the company out of court or it enters administration;

(c)	suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver manager, or similar officer appointed over or in relation to the whole of its undertaking, property, revenue or assets or any part thereof, or any person holding security over all or any of its undertaking, property, revenue or assets takes possession of them or any part of them;

(d)	it or its directors resolve to wind up the company whether as a voluntary liquidation or a compulsory liquidation, or they take steps under the Insolvency Act 1986 (as amended) and/or the Insolvency Rules 1986 (as amended) to wind up the company voluntarily or to apply to the court for a winding up order or it goes into liquidation within the meaning of that term under section 247 of the Insolvency Act 1986 (as amended);.

(e)	an application is made under section 425 of the Companies Act 1985 (as amended) or a proposal is made which could result in such an application;

(f)	enters or proposes to enter into any composition, compromise, moratorium, scheme or other similar arrangement with its creditors or any of them, whether or not under the Insolvency Act 1986 (as amended);

(g)	is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not capable of reinstatement or reconstitution); or

(h)	is or becomes subject to, takes or has taken against it or in relation to it, or any or all of its assets, any equivalent, analogous, corresponding or similar finding, steps, process or proceeding as in clauses 18.3.5 (a) to (g) inclusive in any other jurisdiction, whether or not any finding, step, process or proceeding has been taken against or in relation to it, or any or all of its assets in England and Wales.

19.	NOTICES IN CONNECTION WITH THIS LEASE

19.1	Where a notice is to be given in connection with this Lease, it must be given in writing and signed by or on behalf of the party giving it, unless it is stated that it need not be given in writing.

19.2	Any notice to be given in connection with this Lease will be validly served if sent by first class post, or registered post or recorded delivery and addressed to or personally delivered to:

19.2.1	the Landlord at the address given in this deed or such other address which the Landlord has notified to the Tenant in writing;

19.2.2	the Tenant at the Premises or its registered office or its last known address;

19.2.3	a Guarantor at the Premises or its registered office or its last known address.

19.3	Any notice or demand sent by post from within the UK, and properly stamped and correctly addressed will be conclusively treated as having been delivered two Working Days after posting.

19.4	The Tenant shall give the Landlord verbal notice of any matter affecting the Premises where emergency action is needed as well as written notice.

20.	MISCELLANEOUS

20.1	Landlord’s rights to remedy default by the Tenant

20.1.1	If the Tenant fails to comply with any of its obligations in this Lease, the Landlord may give the Tenant written notice of that failure, and the Tenant shall:

(a)	immediately in the case of an emergency or danger to the public; and

(b)	otherwise within a reasonable time, but in any event within one month of such notice,

begin and then, within a reasonable time, complete remedying that failure.

20.1.2	If the Tenant does not comply with clause 20.1.1, the Landlord may enter the Premises and carry out any works or do anything else which may be needed to remedy the Tenant’s failure to comply with its obligations under this Lease.

20.1.3	Any costs incurred or payable by the Landlord by reason of clause 20.1.2 will be a debt due from the Tenant payable on demand and may be recovered by the Landlord as liquidated damages or as if it were additional rent in arrear.

20.2	Superior interests

If at any time this Lease is a underlease:

20.2.1	the Tenant shall comply with the Terms of the Headlease to the extent that they relate to the Premises, other than any obligation to pay the Principal Rent and shall not do or permit any act or thing on or in relation to the Premises in breach of the terms of the Headlease; and

20.2.2	the Landlord shall pay the Principal Rent.

20.3	Tenant to provide information

20.3.1	The Tenant shall give the Landlord any information or documents which the Landlord reasonably requests to show that the Tenant is complying with its obligations in this Lease.

20.3.2	The Tenant shall give the Landlord immediate written notice of any defect or default which may make the Landlord liable to the Tenant or any third party.

20.4	Tenant’s indemnity

The Tenant agrees to indemnify and keep indemnified the Landlord at all times (both during and after the Term) against all charges, claims, proceedings, liabilities or alleged liabilities recoverable at law, damages, losses, actions, costs and expenses and in respect of any injury to any person or damage to any property movable or immovable by reason of or arising directly or indirectly from:

20.4.1	the existence, state of repair or use of, or anything thrown, dropped or falling from, the Premises;

20.4.2 20.4.3 20.4.4 20.5	any works carried out at the Premises; any breach of any of the Tenant’s obligations in this Lease; or any act or omission of the Tenant. Tenant’s acknowledgement

The Tenant acknowledges that it has not entered into this Lease in reliance on any representation made by or on behalf of the Landlord.

20.6	Disputes

Any dispute between the Tenant (or other occupier of the Premises) and the Landlord or any other tenant or occupier of the Building relating to the Building shall be referred to the Landlord whose decision, provided it is made in accordance with the principles of good estate management, will be final and binding.

20.7	Guarantor

20.7.1	If at any time during the Term a Guarantor (or where a Guarantor comprises more than one person, any one of them) dies or any of the events referred to in clause 18 (Forfeiture) occurs in relation to a Guarantor, then the Tenant shall give immediate written notice to the Landlord of that event and within one month of being so required by the Landlord, procure that another person acceptable to the Landlord enters into a deed of guarantee and indemnity in a form reasonably required by the Landlord.

20.7.2	The Tenant shall procure that a Guarantor enters into any deed or document which is supplemental to this deed and which is entered into before that Guarantor is released by virtue of the Landlord and Tenant (Covenants) Act 1995.

20.8	Qualification of Landlord’s liability

The Landlord will not be liable to the Tenant or any other person for:

20.8.1	any damage to person or property arising from any act, omission or misfeasance by the Landlord, or its employees, agents or independent contractors, or from the state and condition of the Premises or of any other part of the Building or any adjoining property of the Landlord;

20.8.2	any interruption to the supply of Utilities to the Premises or other parts of the Building;

20.8.3	any accidental damage to the Premises or to any property of the Tenant or any other occupier of the Premises or their employees, agents or independent contractors;

20.8.4	any accidental damage to any person occurring during the performance by or on behalf of the Landlord of any service which the Tenant or other authorised occupier of the Premises has requested the Landlord to carry out;

20.8.5	any act or omission of any other tenant or occupier of the Building; or

20.8.6	for any failure to perform any obligation in this Lease, unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter.

20.9	Sale of goods after end of Term

20.9.1	The Tenant irrevocably appoints the Landlord as its agent to store or dispose of any items left by the Tenant at the Premises more than 10 Working Days after the end of the Term.

20.9.2	The Landlord may store or dispose of such items after that time as it thinks fit and without any liability to the Tenant, other than to account to the Tenant for the proceeds of sale, after deducting any costs of sale or storage incurred by the Landlord.

20.9.3	The Tenant agrees to indemnify the Landlord against any liability incurred by the Landlord by reason of the Landlord disposing of any items left at the Premises which do not belong to the Tenant, but which the Landlord believed did belong to the Tenant, which will be presumed unless the contrary is proved.

20.10	Arbitration

Where this Lease refers to a dispute being referred to arbitration, it will be referred to a single arbitrator who will act in accordance with the Arbitration Act 1996, and the referral will be a submission to arbitration in accordance with that Act.

21.	LAND REGISTRATION

21.1	Registration at the Land Registry

21.1.1	If this Lease and/or rights granted or reserved by this Lease are or should be registered at the Land Registry under the Land Registration Act 2002 then the Tenant shall:

(a)	register this Lease and any assignment or other registrable disposition of this Lease at the Land Registry within one month of the date of the grant of this Lease or the date of the instrument of assignment or other disposition requiring registration (as the case may be);

(b)	use its best endeavours to procure that all rights granted or reserved by this Lease are properly noted against the affected titles; and

(c)	within one week of the registration of the grant, assignment, other registrable disposition of this Lease or notice against the affected titles (as the case may be) deliver to the Landlord official copies of the registered title.

21.1.2	The Landlord shall not be liable to the Tenant for the Tenant’s failure to register/protect this Lease or any rights granted by it.

21.2	Exempt Information Document

21.2.1	Except as required to comply with any statutory, regulatory or court requirements:

(a)	the existence or terms of this Lease will not be released by either party to this Lease to any newspaper or journal, television or radio station, or website nor published through any other media, nor will either party make any public announcement or disclosure about it without the prior written consent of the other party; and

(b)	each party will treat this Lease as confidential to it and to its professional advisers, bankers and the other party.

21.2.2	(Subject to the Landlord providing completed forms EX1 and EX1A within 10 days of the date of grant of this Lease together with a cheque for the requisite fee) the Tenant will submit simultaneously with any application to the Land Registry for first registration of the Lease any applications in forms EX1 and EX1A required by the Landlord.

21.2.3	The Tenant shall not be entitled to note this Lease or any rights granted in this Lease against the Landlord’s title other than by virtue of a unilateral notice and shall not without the consent of the Landlord (which may be withheld in the Landlord’s absolute discretion) send this Lease or a copy thereof to the Land Registry provided always that this clause shall not prevent the Tenant making an application for first registration of this Lease nor an application to note rights granted in this Lease.

22.	NEW OR OLD LEASE

This Lease is a new tenancy for the purposes of section 1 of the Landlord and Tenant (Covenants) Act 1995

23.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

24.	JURISDICTION

24.1	This Lease shall be governed by the laws of England and Wales.

24.2	The parties submit to the exclusive jurisdiction of the Courts of England and Wales and the right of any party to enforce a judgment obtained in such Courts in any other jurisdiction.

24.3	The Guarantor agrees that care of Bowne International Limited, Fifth Floor, 1 London Wall, London is an effective address for service upon it of any notices to be served under this Lease or any proceedings commenced in the English Courts.

25.	GUARANTEE AND INDEMNITY

25.1	Guarantee

25.1.1	In consideration of the grant of this deed to the Tenant, the Guarantor irrevocably and unconditionally guarantees to the Landlord that:

(a)	the Rent and other sums due under this Lease will be duly and punctually paid, and that all the other obligations of the Tenant in this Lease will be duly performed and complied with, in either case whether during or after the end of the Term; and

(b)	the Tenant will comply with the obligations it enters into in any authorised guarantee agreement entered into by it pursuant to this Lease.

25.1.2	The Guarantor agrees that if at any time the Rent or other sums due under this Lease (or any authorised guarantee agreement entered into by the Tenant pursuant to this Lease) are not paid on their due date, or any of the other obligations of the Tenant in this Lease (or any authorised guarantee agreement entered into by the Tenant pursuant to this Lease) are not duly performed and complied with, it shall, on demand, pay such sum or perform or comply with such obligation.

25.1.3	The Guarantor’s “centre of main interest” (within the meaning of that term as ascribed to it in the EC Regulation on Insolvency Proceedings 2000 (No. 1346/2000 of 29 May 2000)) is England and the Guarantor shall not change its “centre of main interest” from England intentionally or otherwise and whether or not by reason of its own actions or omissions or by the actions or omissions of others.

25.2	Principal Debtor

As a separate and independent obligation the Guarantor agrees that if any sum or obligation expressed to be guaranteed under this clause is not recoverable from or enforceable against the Guarantor on the basis of a guarantee (for whatever reason), the Guarantor shall be liable as sole or principal debtor in respect of such sum or obligation and which shall be paid, performed or complied with by the Guarantor on demand.

25.3	Indemnity

As a separate and independent obligation the Guarantor agrees to indemnify the Landlord and keep the Landlord indemnified against any costs, loss, expense or liability resulting from:

25.3.1	the failure of the Tenant duly and punctually to pay the Rent and other sums due under this Lease or to perform and comply with its obligations in this Lease (or in any authorised guarantee agreement entered into by the Tenant pursuant to this Lease);

25.3.2	any of the obligations on the Tenant in this Lease (or in any authorised guarantee agreement entered into by the Tenant pursuant to this Lease) being or becoming void, voidable or unenforceable by the Landlord against the Tenant or any other person who is liable;

25.3.3	this Lease (or the Tenant’s obligations under it) being disclaimed;

25.3.4	this Lease being surrendered by a liquidator or trustee in bankruptcy of the Tenant, or becoming forfeited;

25.3.5	the Tenant or any other person who is liable entering into any arrangement or composition with any of its creditors (whether or not such arrangement or composition binds or is expressed to bind the Landlord); or

25.3.6	the Tenant (being a body corporate) ceasing to exist (whether or not capable of reconstitution or reinstatement), and to pay on demand to the Landlord the amount of such cost, loss, expense or liability, whether or not the Landlord has sought to enforce any rights against the Tenant or any other person who is liable.

25.4	No discharge of Guarantor

Without prejudice to section 18(3) of the Landlord and Tenant (Covenants) Act 1995 (Effect of Variations on Guarantors), the Guarantor’s liability under this clause will remain in full force and effect and will not be released, nor will the rights of the Landlord be prejudiced or affected by any of the following:

25.4.1	any time, indulgence or concession granted by the Landlord to the Tenant or to any other person who is liable;

25.4.2	the Landlord dealing with, exchanging, varying or failing to perfect or enforce any of its rights or remedies against the Tenant or any other person who is liable;

25.4.3	the existence of or dealing with, varying or failing to perfect or enforce any other rights or security which the Landlord may have or acquire against the Tenant or any other person who is liable in respect of its obligations under this Lease;

25.4.4	any variation of, addition to or reduction from the terms of this Lease whether or not the same is substantial or is prejudicial to the Guarantor or confers only a personal right or obligation;

25.4.5	any non-acceptance of the Rent or other sums due from the Tenant under this Lease, in circumstances where the Landlord has reason to suspect a breach of its obligations in this Lease;

25.4.6	the occurrence of any of the events set out in clause 18 (Forfeiture);

25.4.7	a surrender of part of the Premises, except that the Guarantor will have no liability in relation to the surrendered part in respect of any period after the date of the surrender;

25.4.8	any incapacity, disability or change in the constitution, status or name of the Tenant or the Landlord;

25.4.9	any amalgamation, merger or reconstruction by the Landlord with any other person or the acquisition of the whole or any part of its assets or undertaking by any other person;

25.4.10	any voluntary arrangement entered into by the Tenant or any other person who is liable with all or any of its creditors (whether or not such arrangement binds or is expressed to bind the Landlord);

25.4.11	any other act or thing by virtue of which, but for this provision, the Guarantor would have been released or discharged from its obligations under this clause, or the rights of the Landlord would have been prejudiced or affected, other than a release by deed, entered into by the Landlord, in accordance with the terms of such deed and the parties acknowledge that each of the matters listed above is separate and independent and is not to be interpreted in the light of any other.

25.5	Waiver by Guarantor of its rights

25.5.1	Until all the liabilities expressed to be guaranteed by the Guarantor under this clause have been paid, discharged or satisfied irrevocably and in full, the Guarantor agrees not, without the consent of the Landlord, to:

(a)	exercise any of its rights in respect of the liabilities expressed to be guaranteed under this clause against the Tenant or any other person who is liable;

(b)	demand or accept any security from the Tenant or any other person who is liable in respect of the obligations of the Guarantor under this clause or in respect of any indebtedness due to the Guarantor from the Tenant or any other person who is liable, and any security received by the Guarantor in breach of the above or any such security held by the Guarantor at the date of this deed shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand;

(c)	claim any legal or equitable set-off or counterclaim against the Tenant or any other person who is liable; or

(d)	claim or prove in competition with the Landlord in the liquidation or bankruptcy or in any administration or receivership of the Tenant or any other person who is liable, or have the benefit of or share in any payment or distribution from or composition or arrangement with the Tenant or any other person who is liable, and any money or other property received by the Guarantor in breach of this provision shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand.

25.5.2	The obligations of the Guarantor may be enforced by the Landlord against the Guarantor:

(a)	at its discretion and without first enforcing or seeking to enforce its rights against the Tenant or any other person who is liable or exercising its rights under any other security or resorting to any other means of payment; and

(b)	as primary obligations and not merely as obligations of a surety.

25.6	Payments in gross

All dividends, compositions and monies received by the Landlord from the Tenant or any other person which are capable of being applied by the Landlord in satisfaction of the liabilities expressed to be guaranteed under this clause, will be regarded for all purposes as payments in gross, and will not prejudice the right of the Landlord to recover from the Guarantor the ultimate balance which, after receipt of such dividends, compositions and monies, may remain owing or expressed to be owing to the Landlord.

25.7	Guarantor to take a new lease

25.7.1	In this clause a “Relevant Event” is:

(a)	the surrender or disclaimer of this Lease, or the Tenant’s obligations under it by a liquidator or trustee in bankruptcy of the Tenant;

(b)	the disclaimer of this Lease after it has become bona vacantia;

(c)	the forfeiture of this Lease; or

(d)	the Tenant (being a body corporate) ceasing to exist (whether or not capable of being reconstituted or reinstated).

25.7.2	If a Relevant Event occurs the Guarantor agrees, at the request of the Landlord made within 12 months following the Landlord having notice of the Relevant Event, to take a new lease of the Premises from the Landlord.

25.7.3	Such new lease shall:

(a)	be for a term commencing on the date of the Relevant Event and be equal to the unexpired residue of the term of years granted by this Lease (or the residue which would be unexpired but for the relevant event) as at the date of the Relevant Event;

(b)	reserve a rent equal to the Rent reserved by this Lease immediately before the Relevant Event and otherwise be on the same terms as this Lease (other than this clause) but with no provision for a rent-free period; and

(c)	take effect from the date of the Relevant Event.

25.7.4	The new lease will take effect subject to this Lease, if and to the extent that it is still subsisting, and subject to any underlease or other interest created or permitted by the Tenant.

25.7.5	The Guarantor shall pay the Landlord’s costs (on an indemnity basis) in connection with the grant of such new lease and shall execute, deliver and pay the stamp duty on a counterpart of it to the Landlord.

25.7.6	If the Landlord does not require the Guarantor to take a new lease of the Premises, the Guarantor shall nevertheless pay on demand to the Landlord a sum equal to the Rent and other sums due under this Lease which would have been payable but for the Relevant Event in respect of the period from the date of the Relevant Event until 12 months after it or, if sooner, the date the Premises are re-let.

25.8	Supplementary provisions

25.8.1	In this clause 25 a reference to “this clause” is a reference to the whole of this clause 25.

25.8.2	This guarantee and indemnity is in addition to any other security or any other right or remedy held by or available to the Landlord from time to time.

25.8.3	As and when called upon to do so by either the Landlord or the Tenant, the Guarantor shall enter into any Supplemental Document (by deed if required) for the purpose of consenting to the Tenant entering into such Supplemental Document and confirming that, subject only to section 18(3) of the Landlord and Tenant (Covenants) Act 1995 (Effect of Variations on Guarantors), all the obligations of the Guarantor will remain in full force and effect in respect of this Lease.

25.8.4	The Guarantor agrees to pay to the Landlord on demand, and on an indemnity basis, all legal and other costs and charges which may be payable by the Landlord in relation to the enforcement of the Guarantor’s obligations in this clause.

25.8.5	The Guarantor agrees to pay interest on each amount demanded of it under this clause, at the Interest Rate until payment (both before and after any judgment), except that where the sum demanded from the Guarantor is interest due from the Tenant at that rate and is paid by the Guarantor immediately on demand, the Guarantor will not be liable to pay further interest on that sum.

25.8.6	Each of the provisions of this clause is distinct and severable from the others, and if at any time one or more such provisions is or becomes illegal, invalid or unenforceable (either wholly or to any extent), the validity, legality and enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired.

25.8.7	The rights of the Landlord under this clause will enure for the benefit of the Landlord and its successors in title without any need for any express assignment of them.

26.	TENANT’S OPTION TO DETERMINE

26.1.1	In this clause “First Termination Date” means the [Insert fifth anniversaries of TCD] anniversary of the date of this Lease.

26.1.2	In this clause “Second Termination Date” means the [Insert tenth anniversaries of TCD] anniversary of the date of this Lease.

26.2	Subject to the pre-conditions in clause 26.3 being satisfied on the First Termination Date and on the Second Termination Date as the case may be, and subject to clause 26.4 the Tenant may determine the Term on the First Termination Date and on the Second Termination Date as the case may be by giving the Landlord not less than nine months’ written notice. The Term will then determine on the First Termination Date and on the Second Termination Date as the case may be, but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease.

26.3	The pre-conditions are that:

26.3.1	vacant possession of the whole of the Premises is given to the Landlord;

26.3.2	all Rent and other material sums due under this Lease up to the First Termination Date have been paid in full;

26.3.3	in case of the First Termination Date the Tenant has paid to the Landlord a sum equivalent to 24 months’ rent plus VAT at the then current rate of the Rent reserved; and

26.3.4	in case of the Second Termination Date the Tenant has paid to the Landlord a sum equivalent to 12 months’ rent plus VAT at the then current rate of the Rent reserved.

26.4	The Landlord may waive any of the pre-conditions set out in clause 26.3 at any time before the First Termination Date and the Second Termination Date by written notice to the Tenant.

26.5	The Tenant will cancel any registration it has made in connection with this clause within five Working Days of the First Termination Date and the Second Termination Date.

26.6	Time will be of the essence for the purposes of this clause.

26.7	If the Tenant does not exercise its rights under this clause and a new tenancy is granted by virtue of any rights which the Tenant may have at the relevant time, the Landlord (without acknowledging that any such rights will or may exist) and the Tenant agree that the new tenancy will not contain provisions equivalent or similar to this clause unless the Landlord and the Tenant expressly agree otherwise.

IN WITNESS of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

The Common Seal of HAMMERSON	)
LONDON WALL (GP) LIMITED	)
was affixed to this deed	)
in the presence of:	)
Director
Director/Secretary
The Common Seal of KAJIMA CITY	)
DEVELOPMENTS LIMITED was affixed	)
to this deed in the presence of:	)
Director
Director/Secretary
The Common Seal of BOWNE	)
INTERNATIONAL LIMITED was affixed	)
to this deed in the presence of:	)
Director
Director/Secretary

BOWNE & CO INC

By..........................................................

Name.......................................................

Title.........................................................

Date.........................................................